EXHIBIT 10.2 CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. VALUE ADDED DISTRIBUTOR AND RESELLER AGREEMENT Between TomTom Inc. and LoJack Corporation

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 2 This Agreement shall be effective as of the Effective Date between: (1) TOMTOM INC, a Commonwealth of Massachusetts corporation having a principal place of business at 150 Baker Avenue Extension, Concord, Massachusetts 01742 (“TomTom”); and (2) LOJACK CORPORATION, whose principal place of business is at 40 Pequot Way, Canton Massachusetts 02021, United States (“LoJack”). Each a “Party” and together the “Parties”. WHEREAS A. TomTom provides fleet tracking, tracing and planning services through its TomTom Business Solutions business unit (the “WEBFLEET Service”), the use of which is subject to the terms and conditions set forth in this Agreement and the Annexes hereto, as amended and agreed between the Parties in writing from time to time; B. LoJack is a leading provider in the North American market and other international markets of vehicle tracking and monitoring devices, accessories, monitoring systems and platforms (including stolen vehicle tracking and monitoring services, 24/7/365 secure monitoring center services and expects to provide other fleet monitoring bureau services), and also provides other monitoring and theft prevention systems integration and aggregation, including various warranty and insurance products. The LoJack brand is recognized by consumers for its purpose of safety, security and protection and has been extended to products including but not limited to identity theft and recovery of stolen mobile computing devices; and C. TomTom desires to grant LoJack the right to resell the WEBFLEET Service and related hardware upon the terms and conditions set forth below. IT IS HEREBY AGREED AS FOLLOWS: 1. DEFINITIONS AND INTERPRETATION 1.1. In this Agreement, unless the context requires otherwise, the following words and expressions bear the meanings respectively set out below: “Affiliates” means with respect to any Party, any other entity controlling, controlled by or under common control with such Party. The terms “control”, “controlling” and “controlled”, as used in this definition, shall mean the legal, beneficial or equitable ownership, direct or indirect, of more than 50% of the aggregate of the voting equity interests in such entity. “After Sales Policy” means TomTom’s policy on after-sales services, the contents of which TomTom shall be entitled to amend from time to time in its sole discretion save that, where such changes would have a material adverse effect on LoJack, such changes shall be subject to the agreement of the Parties. TomTom will use reasonable efforts to notify LoJack of changes to the After-Sales Policy. The current version of the After-Sales Policy is attached to this Agreement as Annex III. “Agreement” means this agreement and the annexes thereto. “Confidential Information” means all information disclosed by or on behalf of a Party (in whatever medium including in written, oral, visual or electronic form and whether before or after the date of this Agreement) including all business, financial, commercial, technical, operational, organisational, legal, management, customer and marketing information which is either marked as being confidential or which would reasonably be deemed to be confidential in the ordinary course of business. The terms of this Agreement shall be deemed to be confidential.

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 3 “Competitor” means any individual, business or entity materially involved in the sale or supply of fleet management or commercial track and trace solutions, navigational services or the sale of personal navigation devices and solutions. “Contract” means a contract for the sale and purchase of one or more Items or a TomTom WEBFLEET Services Contract. “Effective Date” means January 22, 2013. “End User” means individuals or other entities who intend to use the Products and the TomTom WEBFLEET Service for their own business needs only and not for resale of redistribution to any other third party. “First Line Support” means all direct support to Resellers and End Users. Second Line Support shall be deemed to mean the support delivered by TomTom to LoJack in assisting with the first line support obligations but for the avoidance of doubt shall not include any direct dealings with End Users or Resellers. “General Sale Terms and Conditions” means the general sale terms and conditions of TomTom, as may be amended by TomTom at its sole discretion and made available via TomTom’s website and notified to LoJack from time to time. The current version of the General Sale Terms and Conditions is attached to this Agreement as Annex V. “Group Company” means a Party and/or its Affiliates. “Initial Period” means as defined under Clause 2.1. “Intellectual Property Rights” means all inventions, patents, utility models, designs (both registered or unregistered and including rights relating to semi-conductor topographies), database rights, copyright and trade marks (both registered and unregistered), together with all rights to the grant of and applications for the same and including all similar or analogous rights and all other rights in the nature of intellectual and industrial property throughout the world and all future rights of such nature. “Item” means a separately packaged Product. “LoJack Trade Marks” means the “LoJack” name, trade mark and logo (whether registered or applied for) and any other names, trade marks, logos, designs and symbols designated by LoJack to be used on or in relation to Products and services provided by LoJack. “Minimum Sales Targets” means the minimum annual sales volumes which LoJack is required to achieve as specified under Annex I. “Order Policy” means TomTom’s order policy, the content of which TomTom shall be entitled to amend from time to time in its sole discretion save that where such changes would have a material adverse effect on LoJack, such changes shall be subject to the agreement of the Parties. TomTom will use reasonable efforts to notify LoJack of changes to the Order Policy. The current version of the Order Policy is attached to this Agreement as Annex II. “Product Report Form” means the product report form the content of which TomTom shall be entitled to amend from time to time in its sole discretion save that where such changes would have a material adverse effect on LoJack, such changes shall be subject to the agreement of the Parties. The current version of the Product Report Form shall be provided to LoJack by TomTom. “Products” means the products offered by TomTom Business Solutions division and relating to commercial fleet management, including those products as described in Annex I, but excluding TomTom End of Life products and any products that have no reasonable use in the Territory. “Specifications” means the specifications, of the Products as are made available by TomTom from time to time. “Term” means as defined under Clause 2.1. “Territory” means the United States, Mexico and Canada.

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 4 “TomTom Trade Marks” means the “TomTom” names, trade-marks and logos (whether registered or applied for) and any other names, trade-marks, logo’s, designs and symbols designated by TomTom to be used on or in relation to the Products or services provided by TomTom. “TomTom WEBFLEET Service Contract” means the agreement to be entered into between LoJack and an End User for the provisions of the WEBFLEET Service by TomTom and which is subject to substantially the same terms as attached to this Agreement as Annex IV. TomTom shall be entitled update and amend the provisions of Annex IV at any time in its sole discretion upon providing notification to LoJack. “TomTom WEBFLEET Service” means the online service, as available via www.tomtomwork.com, structured and designed to enable a customer to monitor and control its fleet, as further described in the TomTom WEBFLEET Service Contract as shall be provided by TomTom International BV or such other entity in accordance with the provisions of Clause 3.3. “TomTom Business Solutions” means the business unit of TomTom International B.V. that offers, markets and sells a product and services portfolio of integrated navigation, tracking, tracing and communication solutions. “TomTom Business Solution Sales Support” means the TomTom Business Solution department that provides support and assistance to LoJack and the customers in relation to the Products and other issues related to the execution of this Agreement. The contact details of TomTom Business Solution Sales Support are being provided to LoJack by TomTom’s account manager. “Year” means any period of one year commencing on the Effective Date or on an anniversary of the Effective Date. 1.2. Unless the context requires otherwise, any reference in this Agreement to: 1.2.1. A clause or annex is to a Clause or Annex, as the case may be, of or to this Agreement; 1.2.2. This Agreement includes the Annexes; 1.2.3. The singular shall be deemed to include the plural and vice versa; and 1.2.4. Any provision of a statute shall be construed as a reference to that provision as amended from time to time. 1.3. The headings in this Agreement are for ease of reference only and shall not affect the interpretation of this Agreement. 2. TERM 2.1. The term of this Agreement shall commence on the Effective Date and, unless otherwise terminated pursuant to the provisions of Clause 12, shall continue in force for an initial period of 36 (thirty-six) months (the “Initial Period”). Following the Initial Period, this Agreement shall automatically renew for consecutive additional periods of one (1) year each, unless terminated by either Party on providing the other with 6 month’s prior written notice, such notice to take effect no earlier than the end of the Initial Period (each a “Renewal Period” and together with the Initial Period the “Term”). 2.2. In the event of the termination or expiry of the Agreement, TomTom hereby agrees that the TomTom WEBFLEET Service shall continue to be made available to an End User for the duration of the End-User contract entered into with LoJack provided that such End-User contract shall not exceed a maximum duration of *** from the date of termination or expiry of this Agreement, unless otherwise agreed to in writing by TomTom. In the event that TomTom is unable to provide the TomTom WEBFLEET Service, LoJack will have the right to provide this service and TomTom undertakes to co-operate in this regard in order to give effect to the foregoing.

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 5 3. SCOPE AND TERM 3.1. Subject to Clause 3.9 below, TomTom hereby appoints LoJack as a non-exclusive distributor in the Territory only to promote, market, activate and sell the TomTom Products to End Users and to grant licenses to the WEBFLEET Services to End Users. For the avoidance of doubt, LoJack shall have no right to promote, market, activate and sell the TomTom Products and to grant licenses to the WEBFLEET Services outside of the Territory except with the express written permission of TomTom. 3.2. LoJack may not sell the TomTom WEBFLEET Services to resellers who intend to on-sell such TomTom WEBFLEET Services to End Users or otherwise, unless TomTom has first provided LoJack with its prior written consent, such consent not to be unreasonably withheld. For the avoidance of doubt, TomTom shall be entitled to withhold its consent where such resellers already purchase the Products and WEBFLEET Services directly from TomTom. 3.3. LoJack hereby acknowledges and agrees that the WEBFLEET Services shall be provided by TomTom International BV or from such other entity as TomTom in its sole discretion may determine; provided that TomTom shall be liable for any failure in the provision of such services by any such other entity. LoJack shall enter into the TomTom WEBFLEET Service Contract directly with each End User that it grants a license to the WEBFLEET Service to in accordance with the provisions of Clause 6.5. The Parties acknowledge that as at the Effective Date, LoJack is still implementing an enterprise resource planning system capable of implementing the provisions of this Clause 3.3. Until such time as such system is implemented, TomTom shall enter into a direct contractual relationship with the End Users for the provision of the WEBFLEET Service and shall be entitled to bill such End Users. The Parties will agree upon a commercially reasonable manner to include LoJack in the billing process, for example by making the invoices available to LoJack in electronic form and on a timely basis, and allowing LoJack to mail the invoices to End Users. The Parties agree that the contracts with the End Users shall include LoJack as a party to such End User Contract and/or provisions allowing TomTom to assign such contracts to LoJack and shall contain terms and conditions informing End Users that LoJack is entitled to use End User information in accordance with the provisions of Clause 7.9.4. Following collection of the relevant sums form the End Users, TomTom shall remit the agreed margin to LoJack. For the avoidance of doubt, TomTom shall not be required to remit any sums to LoJack where an End User is in default of payment to TomTom. Following the implementation of such enterprise resource planning system, the provisions of Clause 6 (and in particular Clause 6.7) shall apply in full. 3.4. Subject to Clause 3.9 below, nothing under this Agreement shall prohibit TomTom from: 3.4.1. Appointing any other distributor, reseller, retailer or agent for the sale of the Products in the Territory provided however that TomTom shall have previously consulted with LoJack on the appointment of significant other value added resellers; 3.4.2. Selling the Products directly to other distributors, resellers, retailers or agents in the Territory; or 3.4.3. Selling the Products directly, via the Internet or otherwise, to customers or End Users in the Territory; or 3.4.4. Selling any other products or services in the Territory. 3.5. TomTom shall allow LoJack to integrate the TomTom back end data and services provided via the TomTom Business Solutions Unit API (as made available on the TomTom Business Solutions website) with the LoJack systems. Such integration shall be subject to the terms and conditions as stated from time to time on the TomTom Business Solutions website, but in any event service levels shall be no lower than *** (calculated over ***) and shall permit LoJack’s internal use of TomTom back end data and services. 3.6. To the best of TomTom’s knowledge as at the Effective Date, TomTom has not granted any party in the Territory priority of supply in relation to the Products or WEBFLEET Services vis-à-vis TomTom or TomTom’s other distributors, resellers, retailers, agents or customers.

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 6 3.7. The Parties shall discuss on each yearly anniversary of the Effective Date a potential expansion of the scope of the Territory. Any such expansion shall be subject to a written amendment to this Agreement as shall be agreed by the Parties in writing. For the avoidance of doubt, nothing shall obligate TomTom to agree to any such expansion of the Territory and LoJack shall not be entitled to any compensation whatsoever in the event TomTom refuses to expand the scope of the Territory. Should TomTom agree to the expansion of the Territory, any such expansion shall be subject to the Parties agreeing acceptable terms in respect of the provision of First Line Support by LoJack, its Affiliates or its exclusive licensees to customers in such an expanded Territory. 3.8. TomTom and LoJack agree to discuss a collaboration under mutually acceptable terms and conditions to manufacture a rugged version of the LINK 510, one of TomTom’s Products existing as of the Effective Date, which LoJack will develop, qualify and test. Any such collaboration shall be subject to the written agreement of the Parties and shall be entered into between LoJack and TomTom International BV. 3.9. Notwithstanding the foregoing, LoJack shall be appointed as TomTom’s exclusive distributor in respect of the auto-dealer channel for the Products in the Territory during the Term save that: 3.9.1. TomTom and its Affiliates shall at all times retain the right to supply the Products directly itself into the auto-dealer channel to the extent that TomTom already supplied Products to End Users in the auto-dealer channel as of the Effective Date; and 3.9.2. Nothing shall affect the rights of any existing distributors, resellers or partners of TomTom who as at the Effective Date already had the right to sell Products into the auto-dealer channel. For the avoidance of doubt, the above granted exclusivity shall only prohibit TomTom from appointing resellers, distributors and partners to sell directly into the auto- dealer channel from the Effective Date; and 3.9.3. The above granted exclusivity shall only apply so long as LoJack has met the Minimum Sales Targets and a failure to do so shall result in the termination of the above granted exclusivity upon written notice to LoJack; and 3.9.4. The above granted exclusivity shall not apply to Automotive OEMs or any suppliers to the Automotive OEMs including without limitation Tier 1, 2 and 3 suppliers to such Automotive OEM; provided however that such Tier 1, 2 and 3 suppliers are ultimately selling the Products to the OEMs. 3.10. In addition to the exclusivity granted under Clause 3.9 above, LoJack shall have exclusivity in the Territory in relation to the LINK 510 referenced in Clause 3.8 above subject to the same exclusions identified under Clauses 3.9.1 to 3.9.3 inclusive. Notwithstanding the previously preceding sentence, the agreement discussed under Clause 3.8 shall provide for a royalty payment by TomTom to LoJack in the event TomTom wishes to supply a LINK 510 referenced in Clause 3.8 directly to an Automotive OEM or Tier 1, 2 or 3 supplier as envisaged under Clause 3.9.4 above. 3.11. The Parties agree to meet two (2) times per year to review the business strategy as it relates to developing the Territory, including but not limited to (a) LoJack’s strategy to develop the market, channel and marketing focus, and the product roadmap, and (b) how TomTom will support LoJack’s sales, marketing and value-added product and services. 4. COMPLEMENTARY LOJACK PRODUCTS AND SERVICES 4.1. LoJack will be allowed to sell LoJack developed services which are complementary to TomTom Business Solutions Products to all customers in the Territory provided that such products are explicitly marked and marketed as being produced by LoJack and do not infer that they have been produced by or in conjunction with TomTom. TomTom shall have a right to review all such services prior to their launch by LoJack. When LoJack wishes to launch jointly branded products or services based on TomTom’s products, LoJack shall provide TomTom with the details of such launch in writing with at least 60 (sixty) days advance written notice and such launch shall be subject to the written consent of TomTom; provided, however, that TomTom notifies LoJack of

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 7 any objections within 20 (twenty) business days of receiving notice from LoJack. TomTom shall not unreasonably withhold its consent. 4.2. Following the Effective Date, the Parties shall discuss the potential integration of TomTom’s technology with LoJack’s law enforcement products to enhance effectiveness and adoption of LoJack stolen vehicle recovery. Any such integration shall be subject to the terms of a separate written agreement. 5. MINIMUM SALES TARGETS If the Minimum Sales Targets during the Initial Period are not met, TomTom shall be entitled to terminate this Agreement on providing LoJack with ninety (90) days’ previous written notice. 6. BUSINESS TERMS 6.1. By entering into this Agreement, TomTom grants LoJack the right to sell the Products in the Territory and to End Users only in accordance with the provisions of Clause 3.1. LoJack shall buy and sell the Products in its own name and for its own account. All sales of the Products by TomTom to LoJack pursuant to this Agreement will be governed by the General Sale Terms and Conditions of TomTom as attached at Annex V and the terms and conditions set forth in Annex VI, provided that where such General Sale Terms and Conditions are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail. The applicability of LoJack’s general terms and conditions is hereby expressly excluded. 6.2. Products sold by TomTom to LoJack under this Agreement shall be sold at the net prices and in accordance with the invoice and payment terms as listed in Annex I. 6.3. Nothing in this Agreement shall entitle TomTom to impose upon LoJack, whether directly or indirectly, any restriction as to the price at which LoJack may resell the Products or WEBFLEET Services and for the avoidance of doubt, LoJack shall be entitled to charge End Users whatever price they like for such Products and WEBFLEET Services. 6.4. LoJack shall order the Products and orders shall become binding in accordance with the Order Policy Annex II. 6.5. By entering into this Agreement, TomTom grants LoJack the right to sell and grant a license to the TomTom WEBFLEET Service in its own name and for its own account. All sales of the TomTom WEBFLEET Service to an End-User pursuant to this Agreement will be governed by the General Terms and Conditions for TomTom WEBFLEET Service as amended from time to time. In order for TomTom to be able to process subscriptions for End-Users to TomTom WEBFLEET Service, LoJack will forward completed and signed WEBFLEET Service Contracts immediately to TomTom in accordance with the Order Policy. The TomTom WEBFLEET Service shall be made available to end users via link integration in LoJack website (and shall be co-branded (LoJack & TomTom). The standard hardware products and WEBFLEET will remain TomTom branded. 6.6. Lojack acknowledges that the provisions of the WEBFLEET Services shall be subject to an End User accepting the WEBFLEET Services terms and conditions as set out under Annex IV. In the event an End User does not accept the WEBFLEET Services terms and conditions, neither TomTom, TomTom International BV or such other entity which makes the WEBFLEET Services available pursuant to Clause 3.3 above shall be obliged to provide the WEBFLEET Services and TomTom shall have no liability or obligation to pay any form of compensation whatsoever to LoJack in respect of such refusal. 6.7. LoJack shall be fully responsible for (i) charging the End-Users all applicable fees related to the use of the WEBFLEET Service by the End-Users and the sale of associated hardware (Products) to the End-Users, including, without limit, all applicable taxes and tariffs; (ii) collecting all such amounts from the End-Users; and (iii) remitting all applicable taxes and tariffs to the appropriate taxing authority. 6.8. TomTom warrants to LoJack that the Products supplied to LoJack will be free from material defects in materials and workmanship and will perform in materially accordance with the

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 8 Specifications. The warranty granted to LoJack is detailed in Annex III, After Sales Policy, in Clause 3. 7. UNDERTAKINGS, OBLIGATIONS AND RIGHTS OF THE DISTRIBUTOR Undertakings 7.1. LoJack undertakes to use reasonable efforts to: 7.1.1. Actively and diligently distribute and sell the Products and the TomTom WEBFLEET Service; 7.1.2. Safeguard TomTom's interest with the due diligence of a responsible businessman; 7.1.3. Procure that all restrictions and obligations imposed upon it by this Agreement apply equally to its Group Companies and agrees to procure that all such Group Companies fully comply with all such restrictions and obligations. Sales promotion and advertising 7.2. LoJack shall, at its own expense, use reasonable efforts to promote and maximize sales of the Products and TomTom WEBFLEET Services to (prospective) customers and shall at its own expense: 7.2.1. Maintain good relations with (prospective) customers in accordance with best commercial practice; 7.2.2. Actively seek (prospective) customers for the purpose of promoting the Products and the TomTom WEBFLEET Services in accordance with best commercial practice; 7.2.3. Distribute and display advertising materials relating to the Products and the TomTom WEBFLEET Services; 7.2.4. Attend such trade exhibitions and other promotions and events as TomTom and LoJack agree are commercially suitable for the purpose of promoting and maximizing sales of the Products and the TomTom WEBFLEET Services; and 7.2.5. Where appropriate, refer to TomTom enquiries concerning the Products and the TomTom WEBFLEET Services from (prospective) customers. 7.3. The Parties shall meet quarterly to discuss and agree LoJack marketing plan and activities in respect of the following quarter and Lojack shall keep TomTom reasonably updated in respect of such marketing activities. Stock 7.4. LoJack shall maintain: 7.4.1. A stock of Items as described in Annex I to meet the expected demand in the market from time to time. Stock of Items cannot be returned to TomTom once delivered to LoJack by TomTom, with the exception of those Items defined as ‘dead on arrivals’ (DOA’s) as described in the After Sales Policy attached hereto in Annex III, and except as provided for in 12.6; 7.4.2. A sufficient stock of advertising materials and TomTom WEBFLEET Service Contracts, as attached in Annex IV, consistent with LoJack’s internal practices in order to promote and maximize sales of the Products. Sales personnel 7.5. LoJack shall at all times and at its own expense employ a sufficient number of sales personnel or sales organization who are able to efficiently market, demonstrate and explain the Products to (prospective) customer so as to ensure effective promotion of the Products and the TomTom WEBFLEET Service.

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 9 Compliance with laws, regulations, consents, licenses etc. 7.6. LoJack shall: 7.6.1. At its own expense, be responsible for obtaining, paying for, and maintaining in force all licenses, consents, permits and approvals of all regulatory authorities whatsoever which are or may be necessary or advisable in connection with the carrying out by LoJack of any of its obligations pursuant to this Agreement or any Contract; and 7.6.2. Comply with all applicable laws and regulations relating to the importations, transportation, distribution, storage, marketing, offer for sale and sale of the Products, save where such laws and regulations relate solely to the nature or method of manufacture, packaging or labeling of the Products and the TomTom WEBFLEET Service. Reporting 7.7. LoJack shall: 7.7.1. Keep TomTom regularly informed of the progress and development and likely future development of the market for the Products and the TomTom WEBFLEET Service and shall inform TomTom immediately of becoming aware of: (a) the entry of any competing products or services into the market; and (b) the activities of any of TomTom’s competitors that might affect sales of the Products. 7.7.2. At the end of each calendar month (the first such period commencing on the first day of the month following the Effective Date), deliver to TomTom in respect of each Product a report including sell through figures of LoJack per specific customer and the sell through figures of each specific customer, stock changes showing stock at the beginning and at the end of the relevant calendar month, an overview of sale and purchase orders outstanding at the end of such period and the price (agreed to be) paid to LoJack, in accordance with the Product Report Form; and 7.7.3. Upon request, send to TomTom as soon as reasonably practicable such details of future sales and stocks and other statistical forecasts, as TomTom may reasonably require for budgetary purposes and for planning future production; and 7.7.4. Inform TomTom of all material complaints relating to the Products and the TomTom WEBFLEET Service and provide TomTom with all relevant available evidence and other information relating thereto and forward to TomTom at TomTom’s expense for examination representative samples of the Products in respect of which complaints have been made together with full identification of the relevant Items, including product reference numbers; and 7.7.5. At the request of TomTom, supply to TomTom all reasonable information requested by it in connection with the performance of After-Sales Policy pursuant to Clause 7.8. After-Sales Policy 7.8. LoJack shall: 7.8.1. Set up a 24/7 customer support function dedicated to the Products and the TomTom WEBFLEET Service for First Line Support; provided however that TomTom shall provide interim technical support for a reasonable period of time not to exceed *** from the Effective Date; 7.8.2. Instruct customers in the correct and safe use of the Products and the TomTom WEBFLEET Service; and 7.8.3. Comply with the After-Sales Policy; and 7.8.4. Provide customers with technical assistance and shall refer all other technical matters directly to TomTom Business Solutions Sales Support.

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 10 Other 7.9. TomTom shall: 7.9.1. Provide LoJack with active sales support aimed at the creation of leads for all channels and support LoJack upon reasonable request with joint customer visits; 7.9.2. Provide LoJack and its sales channels with product training and sales information in accordance with its current practices. 7.9.3. Use commercially reasonable efforts to keep LoJack regularly informed of the progress and development and likely future development of the market for the Products and the TomTom WEBFLEET Service and shall inform LoJack immediately of becoming aware of: (a) the entry of any competing products or services into the market; and (b) the activities of any of TomTom’s competitors that might affect sales of the Products. 7.9.4. During the period that LoJack develops its own ERP system as described under Clause 3.3 and except where prohibited by applicable law, TomTom shall provide LoJack with timely access to any and all End User information relating to the WEBFLEET Service for End Users licensed by or on behalf of LoJack, including but not limited to, driver behavior and miles driven. For the avoidance of doubt, LoJack shall only use such information in accordance with the terms of the consent granted by such End User and the Parties shall negotiate in good faith an amendment to the terms of the WEBFLEET Service Contract during such interim period to adjust such consent question to fit with LoJack’s reasonably required usage of the End User information. Following the completion of the ERP system pursuant to Clause 3.3, use of any End User information by LoJack shall be subject to applicable laws and the terms of the End User consents obtained directly by LoJack from such End Users. LoJack may not at any time supply the End User information to any third party who would use such information to compete directly or indirectly with the TomTom Group product portfolio. LoJack shall: 7.9.5. Not make purchases or sales or incur any liabilities whatsoever on behalf of TomTom or in any way purport to do so and shall in all relevant correspondence and other dealings relating directly or indirectly to the sale of the Products clearly indicate that it is acting on its own behalf as principal; 7.9.6. Keep accurate and separate records and accounts, in accordance with good accountancy practices, in respect of the purchase from TomTom and the sale of the Products and TomTom WEBFLEET Services to customers. LoJack shall provide to TomTom or its representatives access at all reasonable times to such records and accounts for the purpose of performing audits to verify the accuracy and integrity of the reports, as referred to in clause 7.7.2 of this Agreement. LoJack shall co-operate with TomTom and its representatives and provide such assistance as TomTom and its representatives reasonably require in carrying out the audits. TomTom shall ensure that its representatives shall comply with LoJack’s reasonable security requirements. TomTom shall give LoJack five (5) business days advance notice of any such audit and TomTom shall bear the costs and expenses relating to such audits save where there is a variation of 5% or more in the sales figures contained within the reports in which case LoJack shall bear the cost of such audit; 7.9.7. At its own cost and expense ensure that the Products are stored safely and securely; 7.9.8. Not make any representation nor give any warranty in relation to the Products unless the same is either in the General Sale Terms and Conditions, TomTom WEBFLEET Service Contract or advertising materials which has been supplied or approved by TomTom, or unless the representation or warranty itself has otherwise been expressly approved in writing by TomTom;

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 11 7.9.9. Not engage in any conduct which is prejudicial or likely in the future to be prejudicial to TomTom’s business or marketing of the Products or the TomTom WEBFLEET Service generally; and 7.9.10. Fully cooperate and provide, at TomTom’s expense (including handling charges, de- and re-installation costs incurred by LoJack per Item), reasonable assistance to TomTom in the event TomTom recalls any or all of its Products due to defects, revisions and/or upgrades. 8. SUPPLY OF MATERIALS AND MARKETING ACTIVITIES 8.1. TomTom shall, at its own cost, supply LoJack with copyright cleared advertising materials, specifications and adequate quantities of user documentation as well as other information relating to the Products to assist LoJack to comply with its obligations under this Agreement. 8.2. Any advertising materials or other information relating to the Products that LoJack wishes to use in relation to the promotion or sale of the Products should be approved by TomTom in advance. TomTom will not unreasonably withhold its consent. 8.3. Without Prejudice to Clause 8.2, LoJack shall be entitled to “co-brand” the Products with LoJack Trade Marks in accordance with the provisions of Annex VIII. 8.4. All Intellectual Property Rights relating to the materials and information created by TomTom, as referred to in Clause 8.1 shall remain vested in TomTom and shall not pass on to LoJack. All Intellectual Property Rights relating to the materials and information created by LoJack shall remain the property of LoJack. 8.5. The Parties shall within 3 months of the Effective Date discuss and agree upon a “go to market” strategy for the Products. The Parties shall review the strategy on a quarterly basis. 8.6. The Parties shall discuss on a quarterly basis each other’s product development roadmap and any new and relevant features of the Products. 9. NON-COMPETE 9.1. LoJack shall not during the term of this Agreement sell any products or services which compete directly or indirectly with the Products or the WEBFLEET Service in the Territory. Notwithstanding any other provision in this Agreement, stolen vehicle products and services are deemed to not be direct or indirect competition with the Products. Notwithstanding the foregoing, TomTom agrees that LoJack’s ownership interests in Car Mart S.A. de C.V. and SC-integrity, Inc. shall not violate the provisions of this Clause 9.1. 9.2. The Parties will confer per Clause 8 regarding LoJack’s business strategy to develop the Territory relative to the Products and review the roadmap plans of both Parties quarterly. After the Parties have conferred on their respective roadmap plans, if TomTom is unable or unwilling to satisfy any of LoJack’s product requirements, then LoJack shall be entitled to develop directly or indirectly with the help of third parties (including through the acquisition of third parties with such requirements or capabilities to develop such requirements) and Clause 9.1 shall not apply; provided however that, if TomTom determines that any product requirement LoJack intends to pursue competes with the Products, then TomTom may terminate this Agreement within the 20 (twenty) business days referenced in Clause 4.1 above. The effective date for any such termination shall be *** from the date of written notice by TomTom. 9.3 Upon expiry of the Agreement, TomTom agrees that it shall not compete with LoJack by introducing any Product or products generally similar to the Products in the auto-dealer channel for a period of ***. 10. PATENTS AND USE OF INTELLECTUAL PROPERTY RIGHTS 10.1. TomTom represents and warrants (a) that it is the sole owner of its technology; (b) that as at the effective Date, none of TomTom’s technology relating to the performance of this Agreement, or any associated rights, are the subject of any pending interference, opposition, cancellation or

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 12 other challenge or adversarial proceeding; (c) the Products do not infringe any patent, copyrights, mask work rights or similar intellectual property right, and does not constitute a misappropriation of a trade secret right, of any third party. LoJack represents and warrants (a) that it is the sole owner of its technology; (b) that none of LoJack’s technology relating to the performance of this Agreement, or any associated rights, are the subject of any pending interference, opposition, cancellation or other challenge or adversarial proceeding; (c) that its technology when used as contemplated herein does not infringe any patent, copyrights, mask work rights or similar intellectual property right, and does not constitute a misappropriation of a trade secret right, of any third party. 10.2. LoJack hereby acknowledges and agrees that all Intellectual Property Right in and to the Products and WEBFLEET Service are the property of and belong to TomTom and its licensors. 10.3. TomTom hereby acknowledges and agrees that all Intellectual Property Rights in and to the LoJack Trade Marks are the property of and belong to LoJack. 10.4. Each Party shall promptly inform the other Party in writing of any alleged infringement of the Intellectual Property Rights in and/or to the Products by a third party which would directly affect either of the Parties and shall provide the other Party with any available evidence thereof. For the avoidance of doubt, LoJack acknowledges that as a large organization TomTom is routinely subject to a number of claims and that TomTom shall not be obliged to notify LoJack of such claims except where there would be a direct impact or risk of exposure to LoJack. LoJack shall not notify any third party of the infringement of Intellectual Property Rights in and/or to the Products without first consulting with TomTom. Each Party shall also promptly inform the other Party in writing of any third party Patent Claims made against it relating to the Products. 10.5. During the Term of this Agreement, TomTom shall defend at its own expense all claims of patent infringements alleged against the Products (“Patent Claims”) and, shall indemnify and hold harmless LoJack, and its officers and directors, from and against any loss, liability or expenses (including reasonable attorneys’ fees) arising therefrom and, in furtherance of such obligation, LoJack hereby agrees that TomTom may include LoJack as a co-defendent in any such suit, without expense to LoJack. The total cost of any such defence shall be borne solely by TomTom. TomTom shall be entitled to settle any such claim (whether by consent judgment or other voluntary final disposition of the suit) in its sole discretion and without the consent of LoJack. TomTom shall also indemnify LoJack against any order for costs that may be made against LoJack in any such proceedings. 10.6. Any recovery of costs by TomTom for any such suit shall belong solely to TomTom. 10.7. In the event that a third party license or right is required for the Products (e.g., sales and/or use of the Products may be enjoined), TomTom will either: (a) redesign or replace the infringing component(s) of the Products with non-infringing component(s) of no less than equivalent functionality; or (b) obtain a license permitting the continued sales/use of the Product including the allegedly infringing component(s). If neither (a) nor (b) are reasonably possible for TomTom, then LoJack may, in addition to any other remedy, at its option terminate this Agreement with 30 (thirty) days previous written notice and TomTom shall purchase LoJack’s existing inventory as of the termination date. 10.8. LoJack shall: 10.8.1. Not cause or, where preventable, permit anything to be done (or, as the case may be, not done) which may damage or endanger the TomTom Intellectual Property Rights; 10.8.2. Without prejudice to any other rights of TomTom, indemnify TomTom against any loss suffered by TomTom by reason of any use by LoJack of TomTom Intellectual Property Rights otherwise than in accordance with this Agreement; 10.8.3. Not in any way alter the packaging or labeling of the Products as supplied by TomTom unless such alterations shall first have been approved by TomTom in writing, provided that TomTom shall not unreasonably withhold its approval to LoJack:

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 13 (a) to co-brand the TomTom WEBFLEET Service as made available through LoJack’s website www.lojack.com; (b) to co-brand the Products by using a customized start screen and/or include a LoJack sticker on the Product packaging, which sticker shall require prior approval by TomTom, which approval shall not be unreasonably withheld; or (c) having packaging or labels translated into the local language; or (d) affixing to the Items or their packaging labels, approved by TomTom as regards design and size, indicating that LoJack is a non-exclusive distributor of TomTom and/or, if appropriate, that the Items have been re-labeled or repackaged by LoJack. 10.8.4. Subject to Clause 10.8.3, not alter, remove, or in any way tamper with TomTom’s Trade Marks or affix any other name trade-mark, logo, design or symbol on an Item or the packaging thereof; 10.8.5. Not use any TomTom Trade Mark so as to prejudice the distinctiveness or validity or the goodwill of TomTom therein; 10.8.6. Not in any way use the TomTom Trade Marks: (a) on or in connection with any products or services other than the Products or the TomTom WEBFLEET Service; or (b) in any name, trade-mark or logo of LoJack, whether or not such name, trade-mark or logo is used in connection with the performance of this Agreement. 10.8.7. Not use any name, trade-mark, logo, design or symbol so resembling any of the TomTom Trade Marks as to be likely to cause confusion or deception; 10.8.8. Ensure that all references to, and use of, any of the TomTom Trade Marks are approved by TomTom; 10.8.9. Not challenge the validity or enforceability of or TomTom’s entitlement to use any of the Intellectual Property Right. 10.9. TomTom hereby grants to LoJack a non-exclusive, non-transferable and royalty free license for the duration of this Agreement to use the Trade Marks solely to the extent that such use is necessary for the distribution, sale or promotion of the Products and/or the TomTom WEBFLEET Service or for any other rights explicitly granted to LoJack under this Agreement. 10.10. LoJack hereby grants to TomTom a non-exclusive, non-transferable and royalty free license for the duration of this Agreement to use the LoJack Trade Marks solely for the purposes set forth in Clause 3.3 or for any other rights explicitly granted to TomTom under this Agreement. 10.11. TomTom hereby acknowledges that any Intellectual Property Rights vested in LoJack prior to the Effective Date and any other Intellectual Property Rights of LoJack created outside of this Agreement shall remain fully vested in LoJack and agrees that this Agreement does not permit TomTom to use or claim any ownership interest in LoJack Intellectual Property Rights. The parties agree that any promotional, advertising and/or informational materials created by LoJack during the term of this Agreement are the property of LoJack. 11. LIABILITY 11.1. Subject to Clause 11.2, in no event, whether in contract, tort (including negligence but with the exception of gross negligence or willful misconduct), misrepresentation (other than fraudulent misrepresentation), breach of statutory duty or otherwise pursuant to this Agreement, neither Party shall be liable to the other for any loss of profits, anticipated savings, revenue, business, loss or corruption of data, loss of use, loss of goodwill, loss due to delay or any indirect or consequential loss or damage whatsoever. 11.2. Subject to Clauses 11.1 and 11.2, TomTom’s total aggregate liability, whether in contract, tort (including negligence), or otherwise pursuant to this Agreement in respect of a claim or series of

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 14 connected claims shall be limited to *** and in respect of the Item(s) that have caused the loss or damage. 11.3. Following the termination or expiry of this Agreement, TomTom shall continue to remain liable for any latent defects in the Products for an additional *** from the date of such termination or expiry (the “Latent Defect Liability Period”). TomTom’s total aggregate liability during *** of the Latent Defect Liability Period, whether in contract, tort (including negligence), or otherwise in respect of a claim or series of connected claims shall be limited to *** 11.4. TomTom’s total aggregate liability in respect of all patent claims made under this Agreement shall not exceed ***. 11.5. Nothing in this Agreement shall be deemed to exclude or limit a Party’s liability in respect of: 11.5.1. Loss or damage caused by willful intent or gross negligence of a Party or such Party’s officers, employees, agents or contractors; or 11.5.2. Injuries to or death of any person, caused by a Party or such Party’s officers, employees, agents or contractors; or 11.5.3. Any loss or damage that cannot be excluded or limited by statutory laws. 11.6. Any claim for damages by LoJack must be notified TomTom within *** as from the date on which the damage became known by the claiming Party, failing which such claim is deemed to be waived. 11.7. If any claim arising from any alleged defect in any Item or otherwise relating to any Product is brought by any third Party (including customers) against LoJack and/or TomTom: 11.7.1. LoJack shall promptly provide to TomTom details of such claim; and 11.7.2. LoJack shall render all assistance to TomTom in connection with the defense of any such claim against TomTom as TomTom may from time to time reasonably request and TomTom shall indemnify LoJack against all costs thereby incurred by LoJack which result directly from LoJack complying with such request; and 11.7.3. LoJack shall conduct the defense of any such claim against LoJack in accordance with all reasonable instructions from time to time given by TomTom and shall not admit any liability in respect of, or take any steps to settle, any such claim without the prior written consent of TomTom, such consent not to be unreasonably withheld or delayed; and 11.7.4. The commercial arrangements agreed upon between the Parties, which are described in Annex I, are deemed to cover any handling fee costs (including, but not limited to transport costs, administrative, labor costs and/or any costs related to the claim handling of the customer) resulting from LoJack’s obligations under this Clause 11.7. 11.8. Each Party shall indemnify, defend and hold harmless the other Party and its officers, directors, and employees from and against any loss, liability or expenses (including reasonable attorneys’ fees and expensed and court costs) finally awarded by a court of competent jurisdiction to the extent same arises out of or relates to either Party’s breach of the representation and warranties set out under Clause 10.1. Each Party shall notify the other Party in writing of any suspected infringements of their technology. In the event of any infringements of a Party’s technology, the Parties will discuss whether pursuing an action jointly would be mutually beneficial, and, if so the roles of each, including how the Parties will bear the expenses of such legal action. 12. TERMINATION 12.1. TomTom shall be free at any time to discontinue the sale of, to alter or to replace the Products or to add new Products to its product range or to discontinue the TomTom WEBFLEET Service. The discontinuation of the TomTom WEBFLEET Service shall be subject to a *** prior written notice, provided that the TomTom WEBFLEET Service shall be made available for the duration of the End-User contract with LoJack, under the condition that these End-User contracts shall not exceed a maximum duration of ***. In the event that TomTom is unable to provide the TomTom

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 15 WEBFLEET service, LoJack will have the right to provide this service and TomTom undertakes to co-operate in this regard in order to give effect to the foregoing. 12.2. Each Party may, without prejudice to any of its other rights arising hereunder or under the terms of any Contract, upon giving written notice, terminate this Agreement and/or the Contracts (at such Party’s discretion) with immediate effect: 12.2.1. If the other Party fails to observe or perform any material term or condition hereof or breaches any material term of any Contract, including in any event non or late payment, and such default or breach (if capable of remedy) shall not be remedied within twenty (20) calendar days after notice in writing, specifying the breach and requiring the same to be remedied, has been given; 12.2.2. If any of the following events occur:(a) the presentation of a petition for winding up of the other Party;(b) the other Party is the subject of an order or an effective resolution is passed for winding up the other Party;(c) the application for an order or application for the appointment of a receiver (including an administrative receiver), administrator, trustee or similar officer in respect of the other Party or the commencement of business rescue proceedings; (d) if a receiver, administrative receiver, administrator, business rescue practitioner or similar office is appointed over all or any part of the assets or undertaking of the other Party; (e) the other Party making a composition with its creditors generally or an assignment for the benefit of its creditors or other similar arrangement; (f) the other Party goes into liquidation; or (g) the other Party ceasing, or threatening to cease, to carry on business. 12.2.3. If there has been any delay in or failure in performance under this Agreement or any Contract resulting from any occurrence of any event of force majeure, which delay or failure shall have continued for a period of three (3) months. 12.3. TomTom may, without prejudice to any of its other rights arising hereunder, upon giving 30 (thirty) days’ previous written notice, terminate this Agreement if a Competitor of TomTom has (directly or indirectly) become holder of more than 50 (fifty) percent of the shares in LoJack’s share capital or is capable (directly or indirectly, whether or not pursuant to an agreement with other persons or entities with voting rights) of exercising more than the aforementioned percentage of the voting rights in the general meeting of LoJack; provided that TomTom exercises such right of termination within 45 (forty-five) days of the notification to TomTom of the completion of such transfer of LoJack shares. For the avoidance of doubt, termination under this Clause 12.3 shall not affect TomTom’s obligation to continue to provide the WEBFLEET Service to existing End User customer in accordance with Clause 2.2 above. 12.4. TomTom may, without prejudice to any of its other rights arising hereunder or under the terms of any Contract, upon giving written notice, immediately terminate this Agreement in the event LoJack fails to meet the Minimum Sales Targets. 12.5. During the notice period following the service of a notice by TomTom pursuant to Clauses 12, 12.1 and 12.3, TomTom may, without incurring any liability, cancel any Contracts to the extent that Items remain to be delivered to LoJack pursuant thereto, subject only to repayment by TomTom of any monies already paid there under by LoJack in respect of such Items. 12.6. Upon expiry or termination of this Agreement for any reason whatsoever, TomTom shall within *** thereof repurchase all or any part of any unsold stocks of the Items owned by LoJack at a price equal to the price paid for the same by LoJack (less any (Value Added Tax, other sales taxes and incidental costs and expenses paid by LoJack) together with any expenses incurred by LoJack in arranging for the transportations and insurance for re-delivery of the same to TomTom. Such stocks shall be sold by LoJack to TomTom free from all liens, charges and encumbrances. 12.7. Upon expiry or termination of this Agreement for any reason whatsoever, LoJack shall: 12.7.1. Immediately cease to (i) act, and to hold itself out, as a distributor of the Products, (ii) market the TomTom WEBFLEET Service and to offer its customers the opportunity to offer its end-customers the opportunity to order the TomTom WEBFLEET Service from TomTom and (iii) to use in any manner whatsoever the TomTom Intellectual Property

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 16 Rights, provided that nothing in this Clause 12.7.1 shall prevent LoJack from selling the remaining stock, subject to TomTom’s breach of its undertaking to repurchase such stock pursuant to Clause 12.6; 12.7.2. Return to TomTom at its own expense all advertising materials, specifications, user documentation and any other information relating to the Products in its possession created by TomTom (other than any such items which LoJack may reasonably require for the purposes of facilitating future sales of Products pursuant to Clause 12.7.1); 12.7.3. Provide TomTom within seven (7) calendar days after expiry or termination of this Agreement with an up-to-date and accurate statement (i) of the Items per Product that LoJack has in stock and (ii) of the transactions subsequent to those shown in the last report submitted to TomTom pursuant to Clause 7.7.3. 12.8. Clauses 1, 7.6.2, 7.7.4, 7.7.5, 7.8, 7.9, 9, 11, 12.6, 12.7, 12.8, 12.9, 13.2, 13.3, 13.7 and 13.8 shall survive the termination or expiry of this Agreement. 12.9. It is expressly agreed that neither Party shall be liable to pay any severance payment or compensation of whatever nature to the other for loss of profit or loss of goodwill or for any other loss or damage howsoever arising as a result of the expiry or termination, for whatever reason, of this Agreement, unless such Party is in breach of the provisions relating to termination as provided for herein. 13. MISCELLANEOUS Assignment 13.1. The rights and obligations of LoJack under this Agreement or a Contract are personal to LoJack and LoJack may not assign, sub-contract, transfer or dispose of any of its rights and obligations under this Agreement, either in whole or in part, without the prior written consent of TomTom. TomTom will not unreasonably withhold its consent. Notwithstanding the aforesaid, either Party may assign, sub-contract, transfer or dispose of any of its rights and obligations under this Agreement or a Contract, either in whole or in part, to any of its Group Companies. Notices 13.2. All notices, consents, waivers and other communications under this Agreement must be in writing, in English and delivered by hand or sent by regular mail, registered mail, express courier, facsimile or e-mail to the appropriate addresses and facsimile numbers set out below (or to such addresses and facsimile numbers as a Party may notify to the other Party from time to time). A notice shall be effective upon receipt and shall be deemed to have been received at the time of delivery (if delivered by hand, registered mail or express courier) or at the time of successful transmission (if delivered by fax or e-mail). To: TomTom Name: TomTom Business Solutions Address: Oosterdokstraat 114 Fax number: 1011 DK Amsterdam, the Netherlands E-mail: Thomas.Schmidt@tomtom.com and Michiel.Wesseling@tomtom.com Attention: Managing Director and VP of Finance and Operations To: LoJack: Name: LoJack Corporation Address: 40 Pequot Way Fax number: 781-302-2806

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 17 E-mail: dflood@lojack.com and joxholm-uribe@lojack.com Attention: VP, Corporate Development and SVP and General Counsel Confidentiality and Data Protection 13.3. Neither Party shall at any time during or after the term of this Agreement divulge, disclose or otherwise furnish, directly or indirectly, to any third Party any Confidential Information unless explicitly permitted herein or required by law. The provisions of this Clause 13.3 shall not apply to any information, which the receiving Party can demonstrate: 13.3.1. is or becomes public knowledge other than by breach of the Agreement; or 13.3.2. is in the possession of the receiving Party without restriction in relation to disclosure before the date of receipt from the disclosing Party; or 13.3.3. is received from a third Party who lawfully acquired it and who is under no obligation restricting its disclosure; or 13.3.4. is independently developed without access to the Confidential Information. 13.4. Furthermore, the Parties shall comply with applicable privacy and data protection laws, rules and regulations. The Parties agree that they will implement and maintain appropriate safeguards to protect End User and other information and they will not use or disclose nonpublic personal information (as defined by applicable laws and/or regulations) that they receive pursuant to the terms of this Agreement to any other party, except as reasonably necessary to fulfill the purposes for which such information was provided and as otherwise permitted by applicable law. Announcements 13.5. Neither Party shall make any public announcement before or after the Effective Date with respect to this Agreement or any ancillary matter without the prior written consent of the other Party, provided that either Party may make an announcement with respect to this Agreement or any ancillary matter if required by any law, regulation, directive, covenant, guideline, standard, circular or general policy rule of any governmental or regulatory body in any jurisdiction to which that Party is subject (but subject to prior consultation with the other Party). Entire agreement 13.6. This Agreement, together with the documents in agreed form, constitutes the entire agreement between the Parties relating to its subject matter and supersedes any earlier agreements, either verbally or in writing, between the Parties with respect thereto and no Party shall have any right or remedy against any other Party arising out of or in connection with any such earlier agreements unless stated otherwise in this Agreement. Partial invalidity 13.7. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Any such invalid or unenforceable provision shall be replaced or be deemed to be replaced by a provision that is considered to be valid and enforceable and which interpretation shall be as close as possible to the intent of the invalid or unenforceable provision. Waiver 13.8. The rights of either Party under this Agreement or any Contract are without prejudice to all other rights and remedies available to either Party and no failure by either Party to exercise, and no delay in exercising, any right under this Agreement or any Contract, in the event of breach of contract by either Party, will operate as a waiver of such right under this Agreement or any Contract.

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 18 Counterparts 13.9. This Agreement may be signed in any number of counterparts each of which, when executed by one or more of the Parties, shall constitute an original. This Agreement shall become effective when counterparts of this Agreement are received by TomTom which, when taken together, bear the authorised signatures of each of the Parties. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or PDF-file shall be effective as delivery of an original counterpart of this Agreement. Disputes and Governing Law 13.10. This Agreement and any dispute arising under or in connection with it (including any non- contractual claims or disputes) shall be governed by and construed in accordance with the laws of the State of New York. The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of New York in respect of any dispute arising under or in connection with this Agreement. Thus agreed and signed For and on behalf of TomTom Business Solutions /s/ Thomas Schmidt ______ Name: Thomas Schmidt Title: Managing Director Place: Amsterdam Date: 2013-01-22 For and on behalf of TomTom Inc. /s/ Quentin Fendelet ______ Name: Quentin Fendelet Title: SVP of Finance & Admin – TomTom Inc. Place: Concord, MA USA Date: 2013-01-23 For and on behalf of LoJack Corporation /s/ Donald R. Peck _______ By: Donald R. Peck Title: Executive Vice President and Chief Financial Officer Place: Canton, MA USA Date: 2013-01-22

ANNEX I – COMMERCIAL TERMS

This Annex described the commercial agreements made between the Parties with respect to the Products and TomTom WEBFLEET Service

The Parties acknowledge that the below hardware pricing and WEBFLEET pricing are intended to apply for the Products and WEBFLEET Services to be supplied into the fleet management industry. In the event the Parties discuss an extended business model which involves the supply of such Products and WEBFLEET Services beyond the fleet management industry, the Parties shall discuss alternative pricing and revenue sharing. Any such amended pricing and revenue sharing shall be subject to the written agreement of the Parties.

Separate off price list pricing will be discussed for firm End User offers for more than *** units ("Large Orders") and proposals shall be responded to in no less than ***.

1. Prices for Hardware

1.1. Purchase prices are agreed DDP to a LoJack designated U.S. location (Incoterms 2010) in USD. LoJack acknowledges that as TomTom will ship subject to DDP to a US location that TomTom will not ship the Products to LoJack past the 24th calendar day of the month (22nd for February) due to the revenue recognition issues that TomTom would suffer.

2. WEBFLEET Pricing

2.1. LoJack will trade WEBFLEET subscription for own account. The net purchase price is agreed as follows

	US pricing MSP	LoJack	Discount	Contract Year 2013	Discount
WF-US-NAT-LINK	$ 23,95	$ ***	***	$ ***	***
WF-US-NAT-ECO	$ 26,95	$ ***	***	$ ***	***
WF-US-NAT-NAV	$ 29,95	$ ***	***	$ ***	***
WF-US-NAT-LIVE	$ 34,95	$ ***	***	$ ***	***

Pricing includes technical support under the interim agreement, administrative and billing support, and training. Furthermore, the above pricing only applies to US national coverage and shall not include Canada or other countries within the Territory.

3. Minimum Sales Targets

*** End User WEBFLEET Subscriptions sold between the Effective Date and March 31, 2014.

The Parties shall agree to the Minimum Sales Targets and pricing for 2014 and 2015 no later than December 31st, 2013. The below shall be indicative Minimum Sales Target upon which the discussions shall be based. In the event the Parties cannot reach agreement by 31st December 2013, either Party may terminate the Agreement upon providing 1 month's prior written notice provided that such notice is served no later than 1st March 2014 and providing that such notice shall not take effect until 31st March 2014. The indicative targets are as follows:

Contract year 2 (April 2014 to March 2015): *** new End User WEBFLEET Subscriptions.
Contract year 3 (April 2015 to March 2016): *** new End User WEBFLEET Subscriptions.

4. Products and Prices

	US pricing MSP	LoJack	Discount

Initials LoJack Initials TomTom

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH "*". A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.**

19

PRO 7150	$	299,95	$ ***	***
PRO 7150 - Truck	$	329,95	$ ***	***
LINK 510	$	299,95	$ ***	***

Other accessories including ecoPLUS are subject to a *** discount. ecoPLUS US pricing MSP is $119.95.

INVOICING AND PAYMENT TERMS: TomTom shall invoice LoJack on a monthly basis, in advance, for all subscription fees related to all End-Users' use of the WEBFLEET Service. LoJack shall pay each invoice within 45 days from the date of TomTom's invoice.

5. Performance Bonus

Period	Target	Amount
Q1	***	$ ***
Q3	***	$ ***
Q4	***	$ ***
Q1 2014	***	$ ***
	***	$ ***
	Total amount	**$** ***

Performance bonus may be invoiced by LoJack upon achievement and are payable within 30 days of the invoice date. "Sold" means LoJack has accepted and uploaded into WEBFLEET an signed End User contract for which WEBFLEET will be invoiced within the 4 weeks. *** do not count towards the Performance Bonus.

Initials LoJack Initials TomTom

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH "*". A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.**

20

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 21 ANNEX II - ORDER POLICY 1. General This Order Policy describes the way LoJack i) orders hardware Products (“Products”) with TomTom, and ii) handles the TomTom WEBFLEET Service Contract. In case of any questions, LoJack can contact TomTom Business Solutions Sales Support. This Order & Delivery Policy sets forth the policy of TomTom regarding the i) ordering process including the acceptance of purchase orders by TomTom, change requests hereto and cancellations hereof, ii) delivery terms of the orders, iii) pre-sales returns, and iv) the claim handling of incorrect deliveries, short shipments and damaged Products. In this Order & Delivery Policy, unless explicitly stated otherwise, the definitions and expressions used bear the meanings as set forth in the Contract. 2. Ordering Process 2.1 To be processed by TomTom, a purchase order from LoJack must comply with the following requirements. A purchase order must: o be on LoJack’s letter headed paper; o refer to a purchase order number; o is addressed to the TomTom local sales branch office; o include TomTom part numbers and quantities (quantities are ordered according to our minimum order quantity as per the price list); o refer to a pricing on the unit value and extended value in accordance with the agreed terms; and o Contain a requested delivery date. o LoJack’s order must comply with TomTom pricing and minimum order quantities, if agreed and detailed in Annex I. A purchase order that does not comply with the above requirements shall be rejected by TomTom and shall not be processed by TomTom until the missing information is being provided. 2.2 TomTom will send a purchase order confirmation by email to LoJack within 48 hours confirming acceptance of the purchase order. When TomTom rejects a purchase order, TomTom shall inform LoJack on the reasons why the purchase order has not been accepted. 2.3 The requested delivery date mentioned on LoJack’s purchase order is not the delivery date accepted by TomTom. Upon issuance of any given purchase order, TomTom and LoJack shall agree upon the delivery date in relation to Products. 2.4 The supply lead time is 4 to 6 weeks from the date of purchase order acceptance by TomTom. The order fulfillment is subject to stock availability and to the supply lead time. The shipment of orders can only happen 48 hours after the date of order receipt. Any orders that LoJack requires in less than 48 hours will be discussed on a case by case basis. 2.5 A request to cancel a purchase order must be received by TomTom to the attention of the Sales logistics department in writing 4 weeks prior to the requested delivery date stated on the original PO. 2.6 A request to change a purchase order (quantity, product requested delivery date), must be received by TomTom in writing 2 weeks prior to the initial requested delivery date, by sending to TomTom’s Sales logistics department an email notification supported with the respective purchase order number, the article codes and clearly stating the requested changes. During the shipment processing, no cancellation is possible or TOMTOM shall reserve the right to charge a fee.

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 22 3. Delivery terms 3.1 TomTom shall deliver the order up to ten centralized points reasonably assigned by LoJack. 3.2 TomTom products are delivered on standard European pallet (80x120cm). Additionally each pallet is sealed by a specific foil certified by TomTom. 3.3 Delivery shall be Delivery Duty Paid (DDP, Incoterm 2010). 3.4 The delivery lead time depending on the delivery location assigned by LoJack varies from 2 to 5 days from shipment release date. 3.5 Shipments of the TomTom products are organized by a certified carrier appointed by TomTom. Any specific LoJack requirements e.g. type of transportation, booking slot, pre-alert, non standard pallet size etc. will be processed as a special delivery request which may be subject to additional costs for LoJack as well affecting the delivery lead time. 4. Claim handling 4.1 LoJack shall inspect, or arrange inspection of, the Products purchased on delivery, or at least as soon as possible thereafter. In this respect, LoJack is obliged to ascertain whether the Products meet the requirements of the Purchase Order confirmation, namely: (i) that the correct Products have been delivered; (ii) that the quantity meets the quantity stipulated in the Purchase Order; and (iii) that the Products delivered are not damaged. 4.2 In the event that TomTom fails to comply with article 4.1 sub i) (incorrect delivery) and sub ii) (short shipment), LoJack shall inform TomTom in writing by filing a claim form with TomTom within 7 calendar days after delivery receipt in order for TomTom to remedy the shortcoming. 4.3 In the event that TomTom fails to comply with article 4.1 sub iii) (transport damage), LoJack shall inform TomTom in writing by filling out a pre-Sales claim form with TomTom within 72 hours after delivery receipt in order for TomTom to remedy. LoJack will accept the order by clearly stating the visible defect on the transport documents when signing the receipt of the delivery. LoJack shall take pictures of the defects and a copy of the evidence shall be sent to TomTom along with the claim form. 4.4 A claim can be filed by submitting a completed claim form to TomTom by email (mailto:returns@tomtom.com) 4.5 To assess the validity of the claim, TomTom shall study the claim form including the requested evidence of the defects. Only completed claim forms with sufficient specification of the nature of the claim, shall be processed by TomTom. TomTom shall do its utmost to process the claim within 10 working days and shall inform LoJack of the results hereof in writing. 4.6 The Products can only be returned to TomTom after it has granted its prior written approval (e-mail included) and pursuant to conditions stipulated by TomTom. If TomTom finds the claim to be legitimate, it shall, at its sole discretion, replace the Products or issue a credit note. 4.7 LoJack shall at all times be obliged to keep the Products delivered in good and proper order. Should LoJack fail to comply with this Clause 4.7, its right of recovery will lapse. 4.8 Claims regarding any defective products and “dead on arrivals” are processed in accordance with the After Sales Policy of TomTom. 5 Handling of TomTom WEBFLEET Service Contracts

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 23 LoJack is responsible for sending TomTom WEBFLEET Service Contracts to TomTom Business Solution Sales Support. The TomTom WEBLFEET Service Contract has to be completed and signed by the end- user, before they will be processed by TomTom. TomTom will provide LoJack with the necessary access data, such as account names, user names and passwords that enables LoJack to use the TomTom WEBFLEET Service.

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 24 ANNEX III - AFTER-SALES POLICY 1. General This After-Sales Policy applies to Products that are purchased by LoJack and/or its Affiliates and delivered by TomTom under the agreed Contract. This After-Sales Policy sets forth how TomTom i) supports LoJack in its day-to-day business, and ii) the claim handling of Products with alleged defects and Products that are “dead on arrival”. LoJack shall comply with the terms of this After- Sales Policy. LoJack acknowledges and agrees that the terms of this After-Sales Policy shall apply between TomTom and LoJack. LoJack acknowledges and agrees that, with respect to the services to be provided by TomTom hereunder, TomTom shall have no obligations in excess of those contained herein, whether vis-à-vis LoJack or vis-à-vis LoJack’s customers (including, without limitation the purchase retail channel, and all such customers of LoJack shall hereinafter be referred to as “Reseller”). For the avoidance of doubt, LoJack shall be solely responsible for any promises and/or obligations in excess of those assumed by TomTom as set forth in this After-Sales Policy. In this After-Sales Policy, unless explicitly stated otherwise, the definitions and expressions used bear the meanings as set forth in the Contract. TomTom standard commercial arrangements are deemed to cover all costs (including, but not limited to, transport costs, administrative and/or labor costs, any other costs related to the claim handling by LoJack or any other third party) resulting from LoJack’s and any third party’s adherence to the TomTom After Sales Policy and LoJack shall not be entitled to charge TomTom any additional amounts in respect of its adherence to the TomTom After Sales Policy. 2. After-Sales Support 2.1 LoJack shall provide first level hotline customer support, defective Products claims handling and defective Products replacement to all End-Users and Resellers on the TomTom Business Solutions Products in the Territory. 2.2 In case of any questions regarding TomTom Business Solutions Products, LoJack may contact TomTom Business Solutions Support during the hours set forth below. TomTom Business Solutions Support personnel shall provide LoJack technical assistance on related Products. TomTom Business Solutions provides a telephone hotline where LoJack may contact TomTom Business Solution Support. 2.3 The TomTom Business Solutions Support opening hours are Monday-Friday from 10:00 to 18:30 CET (telephone and email) LoJack shall keep the telephone numbers of TomTom Business Solutions Support available to LoJack strictly confidential vis-à-vis all end-users (“End-Users”) and resellers and not disclose same to third parties. TomTom is entitled to change the telephone numbers and opening times of its support lines. 3. Defective Products – Claim Handling 3.1 TomTom warrants that it will credit any Products which are defective as a result of a failure to perform according to materially confirm to its Specifications for a period of 12 months after the date of delivery to LoJack. In addition, TomTom warrants in its Limited Warranty to an End-User that the Product will be free from material defects in workmanship and materials under normal use (“Defects”) for a period of one (1) year from the date that the Product was first purchased by the End-User (“Warranty Period”). TomTom also warrants that the Products will operate as expected given the available coverage on the communications infrastructure of the carrier selected by TomTom for the term of the WEBFLEET Service Contract up to 36 (thirty-six) months. This Limited

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 25 Warranty does not affect any legal rights under applicable national legislation governing the sale of consumer goods. The most recent version of the Limited Warranty can be found on “http://tomtom.com/legal”. 3.2 During and after the Warranty Period, and in accordance with clause 3.11 hereof, TomTom will assume and carry out all reasonable service and support obligations to LoJack, including but not limited to after sales handling, product replacement and hotline support in accordance with the terms and conditions of the Limited Warranty and the terms of this After Sales Policy. All claims that are made by the End-User related to any alleged Defect in a Product (“Defective Product”) are handled by LoJack in accordance with the Limited Warranty relevant to such Product. 3.3 If any claim arising from a Defective Product is brought by any End-User against the Reseller, then the Reseller shall provide the End-User with technical assistance and shall refer the End-User directly to LoJack. LoJack shall handle the claim directly with the End-User. 3.4 In case of claims about a Defective Product brought by any End-User or Reseller, LoJack shall establish if there is a genuine fault or if the End-User customer or Reseller is using the product incorrectly. If End-User or LoJack are unable to resolve the problem the TomTom Business Solutions Support Team shall be contacted for advice by LoJack only. LoJack shall observe all reasonable instructions given by TomTom from time to time in this respect (such as, but not limited to, instructions related to the assessment of the defect, product software update and return of the Defective Product). 3.5 In addition to any other remedy, LoJack is entitled to provide a replacement Product to the End- user in case of Defective Product provided that a Stock Swap Authorization (SSA) number is being issued by TomTom Business Solutions. When requesting a Stock Swap Authorization (SSA) number, LoJack shall provide the following information to TomTom Business Solutions Support: a) Faulty unit’s serial number b) Device model c) Replacement unit’s serial number (when replaced) d) Original date of purchase e) End-user’s WEBFLEET customer number f) Fault description g) Troubleshooting done h) Components being returned with the main unit TomTom Business Solutions Support shall give LoJack with a Stock Swap Authorization (SSA) number when the Product defect is confirmed. 3.6 LoJack shall exchange, for its own account and costs, a Defective Product returned by the End- User to LoJack for an equivalent replacement of the Product from LoJack’s inventory. The replacement Product shall be delivered by LoJack directly to the End-User, Reseller or the installation partner that installs the Product into the vehicle of the End-User. 3.7 LoJack shall borne its own transport costs, including freight, insurance, taxes and duties, related with the shipment of a replacement Product and the collection of the Defective Product with the End-User, Reseller or installation partner. 3.8 LoJack shall consolidate the Defective Products at a central location which shall be collected by TomTom once a quarter or when the amount of Defective Products justifies a reasonable freight costs for the return of the goods to TomTom.

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 26 3.9 Should there appear to be no right for the End-User to claim under the Limited Warranty, all costs incurred with respect to examination, repair or replacement of the Products shall, as between TomTom and LoJack, be borne by LoJack. 3.10 An Epidemic Condition exists when failure reports or statistical samplings show that seven point five percent (7.5%) or more of the same Product (or in respect of any Personal Navigation Devices, 15%) installed or shipped during any thirty (30) day period or from the same manufacturing lot contain an identical, repetitive: (i) defect, or (ii) failure to conform with TomTom Product Specifications (see Annex VII). If during the 12 (twelve) month warranty period, a Product shows evidence of an Epidemic Condition caused by a defect or failure to conform with Product Specifications warranted by TomTom pursuant to this Section 3.0, TomTom shall without charge, repair, replace or credit any Products which are proved to be defective and shall pay the reasonable direct costs (including labor costs to replace defective products, screening/sorting costs, shipping costs and import/export duties, if applicable) of implementing the mutually agreed remedy on Products evidencing the Epidemic Condition. TomTom shall be entitled to manage and control the recall procedure in the event of an Epidemic Failure and LoJack shall follow all commercially reasonable instructions of TomTom in respect of implementing and following such recall procedure. Without prejudice to the foregoing, TomTom shall be entitled to “rotate” defective stock (i.e. replace defective Products with new functioning Products) and LoJack shall not be entitled to a refund or credit in respect of such stock which TomTom rotates. 4.0 Defective Products – Return Handling 4.1 The handling of any claims in relation to Defective Products by TomTom shall be conditional upon LoJack’s compliance with the following conditions, whereby LoJack shall also observe all reasonable requirements given by TomTom from time to time in this respect: (i) a SSA number has been requested by LoJack by means of completing and submitting to TomTom the form attached as Exhibit I (ii) the Defective Product shall be returned together with the corresponding SSA number and proof of purchase acceptable to TomTom, (iii) only Defective Products which have been authorized by TomTom for return may be returned in Bulk Shipments under the corresponding Return Material Authorization (RMA) number, (iv) a valid RMA number has been issued by TomTom. 4.2 Only parts which have been authorized for return should be shipped under the RMA number. An RMA number is only valid for thirty (30) calendar days after date of issue by TomTom, after which it will be cancelled automatically. Defective Products or parts of Defective Products that are returned by LoJack to TomTom without a RMA number shall not be processed and credited. 4.3 Lojack will use its commercially reasonable endeavours to comply with the following in respect of Defective Products that are being shipped and stored: a) Boxes must be properly stacked; b) Boxes should not extend beyond the dimension of the pallet; c) The RMA reference is mentioned on each shipping box d) Outside boxes must be stacked so box label is visible; e) All material should be packaged in shipping boxes (including loose accessories). f) All shipping boxes should be packaged and palletized and in such way to avoid any possible transit damage; g) Pallets should be shrink-wrapped with dark plastic wrap so as to minimize the risk of theft; h) Quantity of returned products should conform to the quantity approved by TomTom. i) The part number and the serial number outside the boxes match the content of the boxes TomTom will randomly audit the shipments and inform the Customer of the level of conformity of his return. 4.4 TomTom shall bear its own transport costs, including freight, insurance, taxes and duties, relating to the collection of the Defective Product from LoJack, if LoJack has observed all reasonable

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 27 instructions given by TomTom from time to time (such as, but not limited to, instructions related to the assessment and return of the Defective Product). 4.5 Within seven (7) business days after receipt of the Defective Product(s) by TomTom, TomTom will communicate the results of the inspection process. Provided that there are no discrepancies, TomTom shall credit Customer for all Products validly returned to TomTom within 10 business day s from the date of issuance of such inspection report.. TomTom is entitled to charge Customer for any returned Product which has failed to comply with the conditions in clause 4.3 4.6 Should the return rates for Defective Products in respect of which no fault is found upon inspection by TomTom’s repair center exceed 10% calculated over a 12 (twelve) month period of products returned or Customer fails to comply with the requirements set in clause 4.3, TomTom and the Customer agree to meet to discuss measures that need to be taken to bring back the return rates to an acceptable level. Where the Customer’s level of non-compliance with clause 4.3 is unacceptable to TomTom, such to be determined at TomTom’s sole and reasonable discretion, the parties will discuss financial compensation for the past as well as solutions to be implemented in the sales channel for the future. 4.7 Should the rate for Defective Products exceed 3.75% (or in respect of any Personal Navigation Devices, 7.5%) calculated over a 12 (twelve) month period of Products returned other than where a Customer fails to comply with the requirements set in clause 4.3, TomTom and and LoJack agree to meet to discuss measures that need to be taken to bring back the return rates to an acceptable level. Where TomTom’s level of Defective Products is unacceptable to Customer, where such Customer is acting reasonably, the Parties will discuss financial compensation for the past as well as solutions to be implemented in the sales channel for the future.

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 28 ANNEX IV – TOMTOM WEBFLEET SERVICES CONTRACT

TomTom Business Solutions 150 Baker Ave Concord, MA 01742 United States of America t: 1-866-459-3499 f: 1-978-405-5183 e: support.us@business.tomtom.com www.tomtom.com/business As o f 1 st Oc to ber 201 2 1/6 TomTom WEBFLEET service contract Customer details New Customer or Customer no: . . . . . . . . . . . . . . . . . . . . . . . . . . Add to existing acc.: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Company: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Address: ... Invoice address (if different) Company: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Contact (full name): . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Email: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Contact (full name): . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Tel.: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Fax: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Email: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Owner/President: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Federal Tax ID: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Sales partner details Partner no: . . . . . . . . . . . . . . . . . . . . . . . . . . Contact (full name): . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Tel.: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Fax: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Email: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Company: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Address: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I have read and accept the enclosed general terms and conditions for the TomTom WEBFLEET service and the enclosed EULA, which are part of the contract, as well as the current TomTom WEBFLEET list of subscriptions (enclosure A) from TomTom Business Solutions. Please refer to www.tomtom.com/legal for the current version of general terms and conditions for the TomTom WEBFLEET service and the EULA. Signature :. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . US00- (wird von TomTom Business Solu- Payment per credit card Credit card service*: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Payment reference: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Invoice reference: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . * NOTE: To correctly process your order you will need to complete a credit card authorization form which will be sent to you by e-mail. Only Visa and MasterCard® are accepted. Address: ... .

As of 1st October 2012

TOMTOM

Contract data

Please enter in the table, the subscription, the number of vehicles you want to connect to TomTom WEBFLEET, the monthly fee per vehicle and the total price per month. Find subscription and pricing information on enclosure A.

Subscription*	N° of vehicles	WORKsmart device**	Price/Vehicle/ Month	Min. contract period (in month)	Total price/month
				24	
				24	
				24	
				24	
				24	
				24	
				24	
				24	
				24	
				24	
Total price excl. sales tax:					

All prices excluding sales tax.

I have read and accept the enclosed general terms and conditions for the TomTom WEBFLEET service and the enclosed EULA, which are part of the contract, as well as the current TomTom WEBFLEET list of subscriptions (enclosure A) from TomTom Business Solutions. Please refer to www.tomtom.com/legal for the current version of general terms and conditions for the TomTom WEBFLEET service and the EULA.

Signature X: ....

Job title/name (in blockletters): ....

....

Place, Date: ....

(Company stamp)

* subscriptions and subscription details see enclosure A
** supported device: TomTom LINK 300, LINK 510, TomTom PRO 9150

TomTom Business Solutions
150 Baker Ave
Concord, MA 01742
United States of America

t: 1-866-459-3499
f: 1-978-405-5183

e: support.us@business.tomtom.com
www.tomtom.com/business

2/6

TomTom Business Solutions 150 Baker Ave Concord, MA 01742 United States of America t: 1-866-459-3499 f: 1-978-405-5183 e: support.us@business.tomtom.com www.tomtom.com/business As o f 1 st Oc to ber 201 2 3/6 Enclosure A: TomTom WEBFLEET list of subscriptions TomTom WEBFLEET No of vehicles 1 ... 9 No of vehicles 10 ... 24 No of vehicles 25 ... 49 No of vehicles 50 ... 99 No of vehicles 100 ... 249 No of vehicles 250 ... 499 No of vehicles 500 + Minimum Contract Period (in months) WF-US-NAT-LINK $23.95 $23.45 $22.95 $22.45 $21.95 $21.45 $20.95 24 WF-US-NAT-ECO $26.95 $26.45 $25.95 $25.45 $24.95 $24.45 $23.95 24 WF-US-NAT-NAV $29.95 $29.45 $28.95 $28.45 $27.95 $27.45 $26.95 24 WF-US-NAT-LIVE $39.95 $39.45 $38.95 $38.45 $37.95 $37.45 $36.95 24 The prices listed in the table for the TomTom WEBFLEET subsciptions are per vehicle per month. The particular fee includes the costs for the usage of the TomTom WEBFLEET service including GPRS communication costs. These prices do not include the purchase of any hardware. All prices exclude sales tax. The current terms and conditions for the TomTom WEBFLEET service apply. Subscription features: WF-US-NAT-LINK WF-US-NAT-ECO WF-US-NAT-NAV WF-US-NAT-LIVE Location/tracking every 10 sec. in the United States of America Applicable device TomTom LINK 300, LINK 510 TomTom ecoPLUS support (with TomTom LINK 300, LINK 510) Connection to TomTom GO 7000, PRO 7100, PRO 7150 Applicable device: TomTom PRO 9150 LIVE Services available on navigation device in the USA only (for details see http://business.tomtom.com/10001/us/landingpages/liveservices.xml)

– Terms and conditions for the TomTom WEBFLEET Service page 1/2 –

As of 1st October 2012

TOMTOM

General terms and conditions for the TomTom WEBFLEET service

Article 1 – Definitions

"Activation Form"

means the form furnished at http://business.tomtom.com/us/activation pursuant to which TomTom will provide to the Client and the Client will take from TomTom the WEBFLEET Service in accordance with the terms of the Agreement.

"Affiliate"

means with respect to TomTom, any entity which, directly or indirectly, is controlled by TomTom, or any partnership, joint venture, consortium or other such entity in which TomTom or its Affiliates have any material form of ownership or any managerial interest. For purposes of this definition, "material form of ownership" shall be deemed to include partnerships, joint ventures, consortiums or other entities in which TomTom or its Affiliates have at least a thirty percent (30%) ownership interest.

"Agreement"

means the agreement between TomTom and the Client, consisting of the Activation Form, including the General Terms and Conditions, and the Limited warranty, as set forth at www.tomtom.com/legal.

"Client"

means the customer stated in the Activation Form.

"Effective Date"

means the date the Activation Form is executed and submitted by the Client.

"Fleet"

means the vehicles, assets or persons to be tracked or traced via the WEBFLEET Service.

"Force Majeure"

means any cause beyond the reasonable control of the party affected, which affects the performance of the Agreement, including in any case prolonged break-down of transport, telecommunication or electric current.

"General Terms and Conditions"

means these general terms and conditions for WEBFLEET Services.

"Initial Term"

means the number of months specified in the Order Form, commencing from the date stated in the contract confirmation letter.

"Item List"

means the item list attached to the Activation Form.

"Location Data"

means data on the geographical position of the Fleet and other messages sent to or by the Fleet.

"Mobile Communication Services"

means the mobile electronic communication services used for transmitting the Location Data.

"Onboard Unit"

means a device, as referred to on the Item List, purchased or leased by the Client under a separate contract, that can be used for obtaining Location Data via satellite tracking and for sending and receiving such data and other messages via Mobile Communication Services (either automatically according to a set procedure or by manual information retrieval).

"Price List"

means the prices specified in the Activation Form.

"Territory"

means the territory specified in the Activation Form.

"TomTom"

means TomTom Inc. a private company having its official seat at Boston and office at 150 Baker Ave, Concord, MA 01742, United States of America.

"TomTom Platform"

means the IT systems that run the WEBFLEET Service.

"User"

a person authorised by the Client to access and use the WEBFLEET Service.

"WEBFLEET Service"

means the online service, as available via the WEBFLEET Website, structured and designed to enable the Client to monitor and control the Fleet, to the extent that such Fleet is located in the Territory, by displaying and facilitating the transmission of Location Data between the TomTom Platform and the Onboard Units.

"WEBFLEET Website"

means the website www.tomtom.com/business

Article 2 – Applicability

2.1 These General Terms and Conditions for the WEBFLEET Service shall apply to and are expressly incorporated into the Agreement and all subsequent agreements entered into between TomTom and the Client in connection with the WEBFLEET Service.

2.2 The applicability of the Client's general terms and conditions is hereby expressly excluded.

Article 3 – The WEBFLEET Services

3.1 The Client is granted a non-exclusive and non-transferable right to use the WEBFLEET Service for tracking and tracing the Fleet and for reporting, planning and messaging purposes in the Territory.

3.2 The Client may use the WEBFLEET Service in connection with the number of Onboard Units set out in the Activation Form. If, at any time, the Client wishes to increase the then current number of Onboard Units it must notify TomTom thereof and sign a separate agreement.

3.3 The Client is responsible for:

(I) equipping the Fleet with properly working Onboard Units and ensuring the contactability of such Onboard Units,

(II) ensuring that it has properly functioning browser software and Internet access to the WEBFLEET Service of sufficient capacity,

(III) the correct configuration of the WEBFLEET Services.

3.4 Client acknowledges and agrees that TomTom in no way is responsible for (I) the GPS or the Mobile Communication Services continued support of the functionality offered by the WEBFLEET Service, (II) Client's successful use of the WEBFLEET Service for the intended use, as referred to in article 3.1, due to the fact that such use depends partly on circumstances beyond TomTom's reasonable control, including those circumstances for which the Client will be responsible pursuant to articles 3.3 or 5.1.

3.5 TomTom reserves the right to change the look and feel of the WEBFLEET Website and the way the Location Data are displayed.

Article 4 – User names and passwords

4.2 TomTom shall provide the Client with the necessary access data, such as account names, user names and passwords. For security reasons, the Client must change the issued passwords immediately after having accessed the WEBFLEET Service for the first time and keep the access data confidential.

4.3 The Client is responsible and liable for any use of the WEBFLEET Service, if the user obtained access to such service via the Client's access data, even if the Client did not consent to or was unaware of such use, unless such use takes place three (3) working days after TomTom has received a written request from the Client to invalidate his access data.

Article 5 – Transmission

5.1 TomTom will procure the Mobile Communication Services for the transmission of Location Data between the Onboard Units and the TomTom Platform. The Client acknowledges and agrees that TomTom is dependent on the performance of the third parties providing these services, and therefore TomTom is in no way responsible for:

(I) the quality, reliability and/or availability of the Mobile Communication Services (for instance due to gaps in network coverage and to the fact that these providers reserve the right to suspend their services for maintenance purposes, for security reasons, under instruction of competent authorities etc.);

(II) the speed at which the Location Data will be transmitted.

5.2 The Client shall indemnify, defend and hold TomTom and its affiliates harmless from and against any losses, damages, fines, costs or expenses (including legal fees) arising from or in connection with i) claims from third parties that the (content of the) Location Data sent to or from the TomTom Platform violate applicable laws and regulations, infringes the rights of such third parties or is otherwise unlawful toward third parties, and ii) the improper use, deploy, installation and/or non-compliance with the instructions supplied with the Onboard Units.

5.3 The Client has no contractual relationship with the underlying wireless service carrier and Client is not a third party beneficiary of any agreement between TomTom and underlying carrier. Client understands and agrees that the underlying carrier shall have no legal, equitable, or other liability of any kind to Client. In any event, regardless of the form of the action, whether for breach of contract, warranty, negligence, strict liability in tort or otherwise, Client's exclusive remedy for claims arising in any way in connection with this Agreement, for any cause whatsoever, including but not limited to any failure or disruption of the services provided hereunder, is limited to payment of damages in an amount not to exceed the amount paid by Client for the services during the two (2)-month period preceding the date the claim arose.

5.4 The Client shall indemnify and hold harmless the underlying wireless service carrier and its officers, employees, and agents against any and all claims, including without limitation claims for libel, slander, legal fees or any property damage, personal injury or death, arising in any way, directly or indirectly, in connection with this Agreement or the use, failure to use, or inability to use the number except where the claims result from the underlying carrier's gross negligence or willful misconduct. This indemnity shall survive the termination of the Agreement.

5.5 The Client has no property right in any number assigned to it, and understands that any such number can be changed from time to time.

5.6 The Client understands that TomTom and the underlying carrier cannot guaranty the security of wireless transmissions, and will not be liable for any lack of security relating to the use of the services.

5.7 The service is for Client's use only and Client may not resell the service to any other party.

Article 6 – SIM-cards

6.1 TomTom will provide the Client with SIM-cards for each Onboard Unit that the Client is licensed to use in connection with the WEBFLEET Services, which the Client shall use solely

(I) in combination with the Onboard Units and

(II) for transmitting Location Data between the Fleet and the TomTom Platform.

6.2 The ownership of SIM-cards provided by TomTom is retained by TomTom and the Client must return or destroy such SIM-cards upon expiry or termination of the Agreement. TomTom retains the exclusive right at its sole discretion to instruct Clients to return or destroy SIM-cards upon termination.

6.3 The Client shall indemnify, defend and hold TomTom and its affiliates harm-

TomTom Business Solutions
150 Baker Ave
Concord, MA 01742
United States of America

t: 1-866-459-3499
f: 1-978-405-5183

e: support.us@business.tomtom.com
www.tomtom.com/business

4/6

TomTom Business Solutions 150 Baker Ave Concord, MA 01742 United States of America t: 1-866-459-3499 f: 1-978-405-5183 e: support.us@business.tomtom.com www.tomtom.com/business As o f 1 st Oc to ber 201 2 5/6 less from and against any losses, damages, fines, costs or expenses (including legal fees) arising from or in connection with claims from third parties, in particular the underlying wireless service carrier, that the Client’s use of the SIM-cards provided by TomTom is not in conformity with the Agreement. Article 7 – Fees and Payment 7.1 The Client will pay TomTom for the provision of the WEBFLEET Service the charges set out in the Price List. The charges are exclusive of (I) VAT and any other sales taxes and incidental costs and expenses and (II) costs in relation to the purchase, lease or use of the items and services, as referred to under articles 3.3 and 5.1 (unless otherwise agreed). 7.2 The charges are fixed for the Initial Term and may be adjusted by TomTom thereafter per the first day of each additional period of one year, provided that TomTom has given the Client at least four (4) months prior notice. 7.3 The charges will be due monthly in advance. TomTom will collect all payments via credit card and the Client hereby authorizes TomTom to collect the payments due from the Client’s credit card as submitted through TomTom’s webpage, if another payments method is agreed the pricing on page 3 is subject to a 10% increase. If the charge towards the Client’s credit card appears to be unsuccessful: (I) the Client shall be in breach of this Agreement, without any notice of default being required and all of TomTom’s claims against the Client shall become immediately due and payable, (II) the Client shall be obliged to pay the statutory interest rate for commercial debts on the outstanding amount and all judicial and extra-judicial costs incurred by TomTom relating to the recovery and collection of any overdue amount, (III) TomTom reserves the right to suspend the Client’s access to and use of the WEBFLEET Service until all outstanding amounts (including interest and costs) are settled, and (IV) the costs of suspending and reactivating shall be borne by the Client. 7.4 All payments to be made by the Client must be effected without set-off or suspension. Article 8 – Liability 8.1 Subject to article 8.3, in no event, whether in contract, tort (including in either case negligence), misrepresentation (other than fraudulent misrepresentation), breach of statutory duty or otherwise pursuant to the Agreement, TomTom shall be liable for any loss of profits, punitive damages, antici- pated savings, revenue, business, loss or corruption of data, loss of use, loss of goodwill, loss due to delay or any indirect or consequential loss or damage whatsoever. 8.2 Subject to articles 5.3, 8.1 and 8.3, TomTom’s aggregate liability, whether in contract, tort (includ- ing in either case negligence), misrepresentation (other than fraudulent misrepresentation), warranty, negligence, breach of statutory duty or otherwise pursuant to the Agreement, for any cause whatso- ever, shall be limited to the net price paid or to be paid by the Client for the WEBFLEET Services during the two (2)-month period preceding the date the claim arose. 8.3 Nothing in the Agreement shall be deemed to exclude or limit TomTom’s liability in respect of loss or damage caused by willful intent or gross negligence of TomTom or TomTom’s officers, employees, agents or contractors. 8.4 The Client shall indemnify, defend and hold harmless TomTom and its Affiliates from and against any demands, claims, suits, actions, legal proceedings, losses, damages, fines, costs or expenses (including legal fees) arising from or in connection with (I) intentionally wrongful, reckless and/or negligent acts or omissions of Client, its em- ployees and/or representatives; and/or (II) the breach by Client of any representations, warranties or covenants set forth in this Agreement and/or any law, statute, regulation and/or ordinance. 8.5 Any claim for loss or damages must be notified in writing to TomTom within twelve (12) months as from the date on which the damage was caused, failing which such claim is deemed to be waived. 8.6 TomTom expressly incorporates herin the TomTom Limited Warranty and all disclaimers set forth in the Limited Warranty. Article 9 – Force Majeure If a party is prevented or delayed in the performance of any of its obligations under the Agreement by Force Majeure, then that party will be excused from the performance or punctual performance, as the case may be, of its obligations, to the extent that such Force Majeure continues and agrees to use all reasonable endeavours to overcome or work around the Force Majeure so as to be able to perform its obligations under the Agreement. Article 10 – Data Protection 10.1 The parties will observe all provisions of the relevant data protection laws and regulations, in- sofar as the violation of such provisions affects the interests of the other party. Each party shall in- demnify the other party against claims resulting from or in connection with the indemnifying party’s non-observance or insufficient observance of the aforementioned provisions. 10.2 TomTom is free to collect, process, store and use personal data, more specifically the Loca- tion Data, to the extent that such is necessary for enabling the Client to use WEBFLEET Service or for invoicing purposes. The Client agrees that TomTom will make the data available to third parties that TomTom uses for the provision of the WEBFLEET Service, even if this third party is located outside the Territory. 10.3 The Client agrees to the collection, processing, storage and use by TomTom of their Location Data. Client shall inform its employees, relatives and all the persons fitted with the Onboard Units and con- nected to the WEBFLEET Service about the type of data which will be processed, of the purposes and duration of the processing and whether the data will be transmitted to third parties for the purpose of providing the WEBFLEET. Moreover the Client shall inform these employees, relatives and other persons about their rights regarding the data processed. 10.4 The Client warrants that it holds the written consent from it’s employees, relatives and all the persons fitted with the Onboard Units and connected to the WEBFLEET Service, to pass on personal data, more specifically Location Data, and that it explicitly instructs TomTom to provide the WEBFLEET Service by using and storing such data, and to pass on such data to the third parties that TomTom uses for the provision of the WEBFLEET Service. The Client shall present the relevant consent or an appropri- ate operating agreement to TomTom on request. 10.5 The Client may revoke its consent for the collection, processing, storage and use of their Location Data at any time. Such revocation must be presented to TomTom in writing and shall not affect the Agreement and will leave the Client’s payment obligations under the Agreement intact. The Client acknowledges that as a result of such revocation TomTom may no be able to provide the WEBFLEET Service. Article 11 – Intellectual Property 11.1 TomTom, or where appropriate its Affiliates, retains all intellectual property rights vested in the WEBFLEET Services and the Client shall not at any time acquire any rights, title or interest in these intellectual property rights by virtue of any use that the Client may make thereof pursu- ant to the Agreement. 11.2 The Client will not at any time contest TomTom’s ownership of the intellectual property rights, nor assist anyone else to do so, nor do anything that would jeopardize or diminish TomTom’s rights to the WEBFLEET Services or the value of the intellectual property rights vested therein. Article 12 – Term and Termination 12.1 The Agreement commences on the Effective Date and shall expire after the Initial Term. Following the Initial Term, the Agreement shall automatically renew for consecutive additional periods of one (1) year each, unless either party gives the other party written notice of its inten- tion not to renew at least three (3) months prior to the date on which the Agreement would otherwise renew. 12.2 Each party may, without prejudice to any of its other rights arising hereunder, upon giving written notice, terminate the Agreement with immediate effect, if: (I) the other party fails to observe or perform any material term or condition hereof, including in any event non or late payment, and such default or breach (if capable of remedy) shall not be remedied within twenty (20) calendar days after notice in writing, specifying the breach and requiring the same to be remedied, has been given, (II) any of the following events occur: (a) the presentation of a petition for winding up of the other party; (b) the other party is the subject of an Activation or an effective resolution is passed for winding up the other party; (c) the application for an Activation or application for the appointment of a receiver (including an administrative receiver), administrator, trustee or similar officer in respect of the other party; (d) if a receiver, administrative receiver, administrator or similar office is appointed over all or any part of the assets or undertaking of the other party; (e) the other party making a composition or arrangement with its creditors generally or an assignment for the benefit of its creditors or other similar arrangement; (f) the other party goes into liquidation; (g) the other party becoming unable to pay its debts or otherwise becoming insolvent, or (h) the other party ceasing, or threatening to cease, to carry on business, or (III) there has been any delay or failure in performance under the Agreement resulting from any event of Force Majeure, which delay or failure shall have continued for a period of three (3) months. Article 13 – Miscellaneous 13.1 Neither party may assign, sub-contract, transfer or dispose of any of its rights and obliga- tions under the Agreement, either in whole or in part, without the prior written consent of the other party, provided that TomTom may assign, sub-contract, transfer or dispose of any of its rights and obligations under the Agreement, either in whole or in part, to any of its affiliates without the Client’s prior consent. 13.2 The illegality, invalidity or unenforceability of any provision of the Agreement shall not affect the legality, validity or enforceability of the remainder of the Article or paragraph which contains the relevant provision or any other provision of the Agreement. If the remainder of the provision is not affected, the parties shall use all reasonable endeavours to agree within a reasonable time upon any lawful and reasonable variations to the Agreement which may be necessary in Activation to achieve, to the greatest extent possible, the same effect as would have been achieved by the Article, or the part of the Article, in question. 13.3 No amendment to the Agreement is valid or binding unless made in writing. 13.4 TomTom is entitled to amend these General Terms and Conditions, which amendments shall enter into force on the date that the Client is notified thereof. 13.5 Each dispute arising under the Agreement shall, in first instance, be settled by the compe- tent Court of Boston, which will have exclusive jurisdiction in respect of any such disputes. The Agreement is subject to the laws of Massachusetts. Article 14 – Fair Use Policy 14.1 By accepting our General WEBFLEET Terms and Conditions, you agree to be bound by the Fair Use Policy below. TomTom’s Fair Use Policy is designed to make sure that the WEBFLEET Service is of great value, high quality and reliable whenever your company uses them. 14.2 TomTom has a Fair Use Policy because at peak times, many TomTom Customers use the shared network bandwidth of our WEBFLEET Services. The Fair Use Policy is the following. The vast majority of TomTom Customers use the WEBFLEET Services considerately and their usage levels do not disproportionately affect the shared network capacity. Only a very small number of our Customers use the WEBFLEET Services inappropriately, for example units that are consum- ing a large amount of data due to automated systems that generate large messaging traffic through via WEBFLEET.Connect. As a result of this excessive use the quality of the WEBFLEET Services for all users may be affected. Our Fair Use Policy manages inappropriate and/or exces- sive use and makes sure the WEBFLEET Services can be used by everyone. 14.3 TomTom’s Fair Use policy works in the following way. If your company regularly uses the WEBFLEET Services inappropriately and/or excessively and we believe this is affecting the WEB- FLEET Services, we will notify your company about this usage and will ask your company to change or decrease this kind of usage. If your company continues to use the WEBFLEET Services inappropriately TomTom reserves the right to suspend (a part of) the WEBFLEET Services or end your agreement with us, with prior notice. 14.4 TomTom’s Fair Use Policy applies to all our Customers but will only affect your company if your company is one of the very few Customers who make inappropriate or excessive use of our WEBFLEET Services. – Terms and conditions for the TomTom WEBFLEET Service page 2/2 –

TomTom Business Solutions 150 Baker Ave Concord, MA 01742 United States of America t: 1-866-459-3499 f: 1-978-405-5183 e: support.us@business.tomtom.com www.tomtom.com/business As o f 1 st Oc to ber 201 2 6/6 This EULA applies to you if you have made your purchase in the United States or Canada. This End-User License Agreement (“EULA”) is a legal agreement between you and TomTom Inc., United States of America (TomTom). You agree that this EULA is enforceable like any written negotiated agreement signed by you. This EULA applies to the use of software, pre-installed software on any of our hardware devices and accompanying items, including on cd-rom, floppy disc, memory card, download package or any other data carriers, and all contents and contents programs (“Software”). Please read this EULA carefully. By using all or any portion of the Software you accept all the terms and conditions of this EULA. Breaking the seal of a cd-rom, floppy disc or memory card, and pressing the “I agree” button for a download of any updates, upgrades or supplements is considered use of the Software. If you do not agree to the terms of this EULA, do not use the Software and promptly return the un- used Software, as well as the hardware and accompanying items (“Hardware”) to the place where you obtained them. If you have already paid for the Software and/or Hardware you may obtain a refund of the purchase price provided that you (a) do not use the Software and/or Hardware, and (b) forthwith return the Software and/or Hardware, with proof of payment, to the location from which it was obtained. 1) GRANT OF LICENSE: This EULA grants a license (“License”) that permits you to use the Software, provided the Soft- ware is installed on only one computer or Hardware device at any time and provided the Software is combined with only one navigation system. This License is non-exclusive and non-transferable. This License does not grant any rights to obtaining future upgrades, updates or supplements of the Software. If upgrades, updates or supplements of the Software are obtained, however, the use of such upgrades or updates is governed by this EULA and the amendments that may accom- pany them and may be subject to additional payments and conditions. 2) COPYRIGHT: Copyright and other intellectual, industrial and/or proprietary rights to the Software, to any cop- ies that you may make are owned by TomTom and/or its suppliers. TomTom permits you to use the Software only in accordance with the terms of this EULA. All rights not specifically granted in this EULA are reserved by TomTom. You may either (a) make one copy of the Software solely for backup or archival purposes, or (b) transfer the Software to a single medium provided you keep the original solely for back- up or archival purposes. You may not copy the product manual(s) or written materials accompanying the Software, except for own use. You only become the owner of the material data carrier and you do not acquire ownership of the Software. 3) OTHER RESTRICTIONS: Renting, lending, public presentation, performance or broadcasting or any other kind of distribu- tion of the Software and/or the Hardware is prohibited. Other than as permitted by applicable legislation, you will not, an will not allow any other person to, modify the Software and/or the Hardware or any part thereof, to analyze it by means of reverse engineering, to decompile or disassemble the Software and/or the Hardware, or to make products derived from it. 4) CONFIDENTIALITY: You acknowledge and agree that the Software was developed at considerable time and expense by TomTom and is confidential to and a trade secret of TomTom and/or third parties. You agree to maintain the Software in strict confidence and not to disclose or provide access thereto to any person. 5) THIRD PARTY SOFTWARE LICENSES: TomTom products may make use of third party software. Notwithstanding clauses 2, 3 and 4, use of some third party materials included in the Software may be subject to other terms and conditions. The official copyright notices and specific license conditions of these third party soft- ware codes and algorithms are to be found in or via the ‘Third Party Software Licenses’-folder on the CD/SD/ROM/HardDisk. You hereby agree to the terms and conditions for such third party software. 6) LIMITED WARRANTY: a) TomTom does not and cannot warrant that the Software and/or Hardware operate error- free. You should be particularly aware of the fact that calculation errors may occur when using Software and/or Hardware in a navigation system for instance caused by local environmental conditions and/or incomplete data. b) Except for the Limited Warranty document included with the Hardware (“Limited War- ranty”), if any, and to the maximum extent permitted by applicable law, TomTom and its suppliers provide the Hardware and the Software “AS IS AND WITH ALL FAULTS”, and hereby disclaim all other warranties and conditions, whether express, implied or statutory, including, but not limited to, any (if any) implied warranties, duties or conditions of: merchantability, non-infringement, quiet enjoyment, system integration, satisfactory quality, fitness for a particular purpose, reli- ability or availability, accuracy or completeness of responses, results, workmanlike effort, lack of viruses, and reasonable care and skill, all with regard to the Software and/or the Hardware, and the provision of or failure to provide support or other services, information, software, and related content through the Software and/or the Hardware or otherwise arising out of the use of the Software and/or the Hardware. This exclusion does not apply to (i) any implied condition as to title and (ii) any implied warranty as to conformity with description. If applicable law requires any implied warranties with respect to the Software or the Hardware, all such warranties are limited in duration to ninety (90) days. Some states and/or jurisdictions do not allow limitations on how long an implied warranty lasts, so the above may not apply to you. c) Notwithstanding the Warranty Period described in the Limited Warranty, if applicable, should you breach any term(s) of this EULA the Warranty Period will end on the date of such breach. End-User License Agreement (EULA) 7) LIMITATION OF LIABILITY: a) Neither TomTom nor its suppliers shall be liable to you or to any third party for any indirect, incidental, consequential, special, or exemplary damages (including in each case, but not limited to, damages for the inability to use the equipment or access data, loss of data, loss of business, loss of profits, business interruption or the like) arising out of the use of or inability to use the Software and/or Hardware even if TomTom has been advised of the possibility of such damages. b) Notwithstanding any damages that you might incur for any reason whatsoever (includ- ing, without limitation, all damages referenced herein and all direct or general damages in contract or anything else), the entire liability of TomTom and any of its suppliers arising from or related to this EULA, shall be limited to the amount actually paid by you for the Software and/or the Hardware. c) Notwithstanding clauses 7(a) and (b), or anything else contained in this EULA, neither party’s liability for death or personal injury resulting from its own negligence shall be limited. d) Some states and/or jurisdictions do not allow the exclusion or limitation of incidental or consequential damages, so the above limitations or exclusions may not apply to you. 8) TERMINATION: Without prejudice to any other rights, TomTom may immediately terminate this EULA if you fail to comply with any of its terms and conditions. In such event, you must destroy all copies of the Software and all of its component parts. The following provisions of this Agreement will survive termination, will remain in effect after termination of this EULA: Sections 3, 4, 6, 7, 8, 9, 11, 12, and 13. TomTom reserves the right, with or without notice, to discontinue update, upgrade and supplement services provided to you or made available to you through the use of the Software. 9) LINKS TO THIRD PARTY SITES: TomTom is not responsible for the contents of any third-party sites or services, any links con- tained in third-party sites or services, or any changes or updates to third-party sites or services. TomTom is providing these links and access to third-party sites and services to you only as a convenience, and the inclusion of any link or access does not imply an endorsement by TomTom of the third-party site or service. 10) THIRD PARTY RIGHTS: A party which is not a party to this EULA has no rights under applicable legislation in relation to the rights of third parties to rely upon or enforce any term of this EULA but that does not af- fect any right or remedy of a third party which exists or is available apart from such applicable legislation. 11) ENTIRE AGREEMENT: This EULA (including any addendum or amendment to it which is included with the accompany- ing package of the Software and/or Hardware), plus the Limited Warranty, if applicable, and any other terms and conditions, if applicable, is the entire agreement between you and TomTom re- lating to the Software and/or the Hardware and the support services (if any) and they supersede all prior or contemporaneous oral or written communications, proposals and representations with respect to the Software or any other subject matter covered by this EULA. To the extent that the terms of any TomTom policies or programs for support services (other than the Limited Warranty) conflict with the terms of this EULA, the terms of this EULA shall govern. If any provi- sion of this EULA is held to be void, invalid, unenforceable or illegal, the other provisions shall continue in full force and effect. 12) TRANSLATIONS: The English version of this EULA is the controlling version. Any translations are provided for convenience only. 13) GOVERNING LAW: This EULA and any disputes related to this EULA or to the use of the Software and/or Hardware or otherwise are subject to Massachusetts law, without giving effect to any principles that may pro- vide for application of the law of another jurisdiction. The United Nations Convention on Contracts for the International Sales of Goods is hereby excluded from application to this EULA. All disputes arising out of this EULA shall be settled in the federal or state courts located in Boston, Massachu- setts, which will have exclusive jurisdiction in respect of any such disputes. Should you have any questions concerning this EULA, or if you desire to contact TomTom for any reason, please visit TomTom on the World Wide Web at http://www.tomtom.com.

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 29 ANNEX V - GENERAL SALE TERMS AND CONDITIONS TOMTOM INC.

GENERAL SALE TERMS AND CONDITIONS of TomTom Sales B.V. with official seat at Amsterdam Article 1 – Definitions In these general sale terms and conditions, unless explicitly stated otherwise, the following words and expressions bear the meanings respectively set out below: Affiliates: with respect to any Party, any other entity controlling, controlled by or under common control with such Party. The terms “control”, “controlling” and “controlled”, as used in this definition, shall mean the legal, beneficial or equitable ownership, directly or indirectly, of more than 50% of the issued share capital or more than 50% of the voting rights, or the power, directly or indirectly, to appoint a member of the board of directors or similar governing body of such entity; Confidential Information: (a) all information and documentation that is considered confidential or proprietary at the time of disclosure, and (b) all information and documentation that falls within any of the following categories: information regarding customers, distributors, retailers, agents or end- users; financial information (except as may have been publicly disclosed pursuant to regulatory requirements); product pricing information; product specifications and designs; and manufacturing processes, and all other information disclosed by either Party, which could be reasonably considered confidential to the extent such Party treats such information as confidential or proprietary; Contract: an agreement between TomTom and the Customer on the sale of Products by TomTom; Customer: any (potential) customer of TomTom; Group Company: a Party and/or its Affiliates; Intellectual Property Rights: all inventions, patents, registered designs, design rights, data base rights, copy rights, know-how, trade marks (including the Trade Marks), trade secrets and any other intellectual property rights, and the applications for any of the same and any rights or forms of protection of a similar nature and having equivalent or similar effect to any of them which may subsist anywhere in the world; Party: either TomTom or any (potential) Customer; Product: all products and/or services stipulated in the Contract; TomTom: TomTom Sales B.V., a private company with limited liability having its official seat at Amsterdam and office at Rembrandtplein 35, (1017 CT) Amsterdam, the Netherlands, the user of these general sale terms and conditions. Terms: the most recent version of general sale terms and conditions of TomTom Sales B.V. Trade Marks: the “TomTom” names, trade-marks and logos (whether registered or applied for) and any other names, trade-marks, logo’s, designs and symbols designated to be used on or in relation to the Products or services provided by TomTom. Article 2 – Scope 2.1 The Terms shall apply to all quotations submitted by TomTom and are expressly incorporated into all Contracts entered into between TomTom and the Customer, except and to the extent that TomTom has deviated from these terms and conditions in writing. 2.2 The applicability of the Customer’s general terms and conditions is hereby expressly excluded. Article 3 – Quotations and Conclusion of Contracts All quotations submitted by TomTom shall be without any undertaking on its part, unless explicitly stipulated otherwise in writing by TomTom. A Contract shall be concluded and binding for the Parties thereto, if and when TomTom confirms in writing the order placed by the Customer or performs such order, whichever occurs first. Article 4 – Undertakings and obligations of the Customer 4.1 The Customer undertakes to i) actively and diligently distribute and sell the Products, ii) safeguard TomTom's interest with the due diligence of a responsible businessman; iii) procure that all restrictions and obligations imposed upon it by the Contract apply equally to its Group Companies and its customers, and iv) ensure that all such Group Companies and customers fully comply with all such restrictions and obligations. 4.2 The Customer shall, at its own expense, use its best efforts to promote and maximise sales of the Products to (prospective) customers and shall at its own expense i) maintain good relations with (prospective) customers in accordance with best commercial practice; ii) actively seek (prospective) customers for the purpose of promoting the Products in accordance with best commercial practice; iii) distribute and display advertising materials relating to the Products; and iv) where appropriate, refer to TomTom enquiries concerning the Products from (prospective) customers. 4.3 The Customer shall maintain i) a stock of Products sufficient, in the reasonable opinion of TomTom, to meet the expected demand in the market from time to time, provided that no Product shall ever be in the Customer’s inventory for more than thirty (30) calendar days, and ii) a stock of advertising materials sufficient, in the reasonable opinion of TomTom, to promote and maximise sales of the Products. 4.4 The Customer shall, at its own expense, be responsible for obtaining, paying for, and maintaining in force all licenses, consents, permits and approvals of all regulatory authorities whatsoever which are or may be necessary or advisable in connection with the carrying out by the Customer of any of its obligations pursuant to any Contract. 4.5 The Customer shall comply with all applicable laws and regulations relating to the importations, transportation, distribution, storage, marketing, offer for sale and sale of the Products, save where such laws and regulations relate solely to the nature or method of manufacture, packaging or labeling of the Products. The Customer shall fully cooperate and provide reasonable assistance to TomTom in the event TomTom recalls any or all of its Products. Article 5 – Price, Payment and Default 5.1 All prices quoted by TomTom are in Euros (unless stated otherwise), exclusive of VAT, any other sales taxes and incidental costs and expenses. 5.2 Payment of the prices quoted by TomTom shall be made in Euros (unless agreed otherwise) within the term agreed upon in the Contract by transferring the amount due to a bank account stipulated by TomTom. All payments to be made by the Customer must be effected without set-off, discount and/or suspension of any type whatsoever, unless specifically agreed otherwise in writing. 5.3 After expiry of the payment term set out under Article 5.2 above, the Customer shall be in breach of Contract, without any notice of default being required, and all of TomTom’s contractual claims and debts against or owing from the Customer shall become immediately due and payable. 5.4 On i) Customer’s actual or intended petition for insolvency, or ii) the institution of bankruptcy proceedings, or iii) the appointment of a receiver or administrative receiver in respect of the Customer, or iv) the petition or award of a suspension of payments order, or v) should the Customer offer its creditors a private repayment arrangement or should its assets be attached, or vi) if the Customer becomes unable to pay its debts or otherwise becomes insolvent, then the Customer’s debts to TomTom shall become immediately due and payable. Subsequently any of such events, TomTom shall be entitled to suspend performance of the Contract until such time that the Customer has fulfilled all of its obligations under the Contract. 5.5 If payment is not made on time, the Customer shall be obliged to pay the statutory interest rate for commercial debts on the outstanding amount and all judicial and extra-judicial costs incurred by TomTom relating to the recovery and collection of any overdue amount. 5.6 TomTom may impose credit limits on the Customer's account or require the Customer to provide sufficient security if, at whichever moment, doubts arise with regard to the Customer’s creditworthiness. If the Customer exceeds the credit limit or fails to provide the required security, TomTom may terminate this Contract with immediate effect. 5.7 Customer shall keep accurate and separate records and accounts, in accordance with good accountancy practices, in respect of the purchase from TomTom and the sale of the Products to its customers. The Customer shall provide to TomTom or its representatives access at all reasonable times to such records and accounts for the purpose of performing audits to verify the accuracy and integrity of any reports submitted under a Contract. The Customer shall co-operate with TomTom and its representatives and provide such assistance as TomTom and its representatives reasonably require in carrying out the audits. TomTom shall ensure that its representatives shall comply with the Customers reasonable security requirements. Article 6 – Delivery 6.1 Delivery by TomTom shall be deemed to have taken place as agreed upon in the Contract. As of delivery the Products are for the expense of the Customer and risk shall pass to the Customer upon delivery. Transport of the Products to Customer shall be performed in accordance with the terms of the Contract. TomTom is entitled to carry out the delivery in stages and each stage of the delivery may be invoiced separately. 6.2 All orders placed by the Customer are subject to stock being available. An agreed delivery date is not a final deadline, unless expressly agreed otherwise in writing. TomTom will use its best endeavours to timely deliver the Product. 6.3 If the Customer refuses or neglects to take possession of the Products, it nevertheless remains obliged to fulfil its payment obligations. In such case, the Products will be stored at the risk and expense of the Customer. Article 7 – Retention of Title 7.1 TomTom shall retain (legal and beneficial) title to the Products until the Customer has paid all amounts outstanding to TomTom, including but not limited to the price for Products delivered and all other sums due to TomTom under the Contract or any other agreements. 7.2 Until title to any Product has passed to the Customer in accordance with Article 7.1, i) that Product delivered by TomTom under retention of title may only be resold by the Customer within the scope of its normal business activities, ii) the Customer shall not transfer title or purport to transfer nor charge or purport to charge that Product or in any other way encumber or purport to encumber it with a restricted right, iii) the Customer shall not lend, hire out or otherwise part with possession with that Product, iv) the Customer shall keep that Product separate from the other assets and goods at the premises where that Product is located in such a way as it is clearly identifiable as the property of TomTom and the Customer shall not mix that Product with any other goods or otherwise incorporate that Product into any other goods, v) if any third parties assert or purport to assert or exercise or purport to exercise any right to that Product, the Customer shall immediately: (a) inform TomTom of this in writing, and (b) inform the relevant third parties in writing of TomTom’s title to that Product. 7.3 Should the Customer be in default under the Contract or should there be good reason to suspect that the Customer may default on any of its obligations, TomTom shall be entitled to remove the Products belonging to it from the Customer’s possession or from the possession of a third party holding the Products on behalf of the Customer at the Customer’s expense. The Customer is obliged to render all assistance necessary relating to the removal and will be liable for any reasonable costs in relation to the removal. Article 8 – Intellectual Property 8.1 TomTom grants to the Customer a non-exclusive, non transferable and royalty free license for the duration of the Contract to use the Trade Marks solely to the extent that such use is necessary for the distribution, sale or promotion of the Products or for any other rights explicitly granted to the Customer under a Contract. 8.2 The Customer shall i) not cause or permit any third party to cause any damage or endanger the Intellectual Property Rights of TomTom; ii) without prejudice to any other rights of TomTom, indemnify TomTom for any loss suffered by TomTom by reason of any use by the Customer of Intellectual Property Rights of TomTom other than in accordance with the Contract; iii) not in any way alter the packaging or labeling of the Products as supplied by TomTom unless such alterations shall first have been approved by TomTom in writing; iv) not alter, remove, or in any way tamper with the Trade Marks or affix any other name trade-mark, logo, design or symbol on a Product or the packaging thereof unless such has been approved by TomTom in writing; v) not use any Trade Mark so as to prejudice the distinctiveness or validity or the goodwill of TomTom therein; vi) not in any way use the Trade Marks on or in connection with any products or services other than the Products; vii) not in any way use the Trade Marks in any name, trade-mark or logo of the Customer, whether or not such name, trade-mark or logo is used in connection with the performance of a Contract; viii) not use any name, trade-mark, logo, design or symbol so resembling any of the Trade Marks as to be likely to cause confusion or deception; vix) ensure that all references to, and use of, any Trade Marks are approved by TomTom; x) not challenge the validity or enforceability of or TomTom’s entitlement to use any of its Intellectual Property Right. 8.3 Customer shall not engage in any conduct which in the opinion of TomTom is prejudicial or likely in the future to be prejudicial to TomTom’s business or marketing of the Products. Article 9 – Confidentiality Neither Party shall at any time during or after the term of a Contract divulge, disclose or otherwise furnish, directly or indirectly, to any third party any Confidential Information unless explicitly permitted herein or required by law. The provisions of this Article 9 shall not apply to any information, which the receiving party can demonstrate i) is or becomes public knowledge other than by breach of the Contract by the receiving party; or ii) is in the possession of the receiving party without restriction in relation to disclosure before the date of receipt from the disclosing party; or iii) is received from a third party who lawfully acquired it and who is under no obligation restricting its disclosure; or iv) is independently developed without access to the Confidential Information. Article 10 – Claims 10.1 The Customer is obliged to inspect, or to arrange inspection of, the Products purchased on delivery, or at least as soon as possible thereafter. In this respect the Customer is obliged to ascertain whether the Products meet the requirements of the Contract, namely: i) that the correct Products have been delivered; ii) that the quantity meets the quantity stipulated in the Contract; and iii) that the Products delivered meet the agreed quality requirements or, in the absence of such agreement, meet the requirements stipulated for normal usage or trade purposes. Should defects be discovered then the Customer is obliged to notify TomTom in writing thereof, specifying the nature and type of the claim and in accordance within the Contract. 10.2 The Customer is obliged, after timely notification of the claim, to retain the Products until TomTom has had the opportunity to inspect such Products or until TomTom notifies the Customer that it waives its right to inspect. The Products can only be returned to TomTom after it has granted its prior written approval (e-mail included) and pursuant to conditions stipulated by TomTom. If TomTom finds the claim to be legitimate, it shall, at its sole discretion, replace the Products or issue a credit note. 10.3 The Customer shall at all times be obliged to keep the Products delivered in good and proper order. Should the Customer fail to comply with this provision, its right of recovery will lapse. Article 11 – Liability 11.1 Subject to Article 11.3, in no event, whether in contract, tort (including in either case negligence), misrepresentation (other than fraudulent misrepresentation), breach of statutory duty or otherwise pursuant to the Contract, TomTom shall be liable for any loss of profits, anticipated savings, revenue, business, loss or corruption of data, loss of use, loss of goodwill, loss due to delay or any indirect or consequential loss or damage whatsoever. 11.2 Subject to Articles 11.1 and 11.3, TomTom’s aggregate liability, whether in contract, tort (including in either case negligence), misrepresentation (other than fraudulent misrepresentation), breach of statutory duty or otherwise pursuant to the Contract, shall be limited to the net price paid or to be paid by the Customer for the Product or Products that have caused the loss or damage. 11.3 Nothing in these Terms shall be deemed to exclude or limit Parties’ liability in respect of (i) loss or damage caused by wilful intent or gross negligence of either Party or either Party’s officers, employees, agents or contractors, or (ii) injuries to or death of any person, caused by either Party or either Party’s officers, employees, agents or contractors. 11.4 Any claim for damages must be notified to TomTom within twelve (12) months as from the date on which the damage was caused, failing which such claim is deemed to be waived. Article 12 – Force Majeure 12.1 Force majeure is understood to mean circumstances that impede the fulfilment of the Contract and which are not attributable to the defaulting party. In any event, force majeure is also understood to include i) late and/or stagnation of deliveries by TomTom’s suppliers, ii) incomplete deliveries by TomTom’s suppliers, and iii) failure to obtain all Products and/or (third party) services required for the proper fulfilment of the Contract by TomTom caused by circumstances that cannot in fairness be attributed to TomTom. 12.2 During force majeure all of defaulting party’s obligations shall be suspended. Should the period in which a Party cannot fulfil its obligations as a result of force majeure continue for longer than 90 calendar days, either Party shall be entitled to terminate the Contract in writing without there being an obligation to pay any compensation whatsoever arising out of or in connection herewith. 12.3 If, at commencement of force majeure, TomTom has partly fulfilled its obligations or is only partly able to fulfil its obligations, it shall be entitled to charge all activities carried out prior to the start of the force majeure event and costs incurred in this respect separately to the Customer as if such costs related to a separate Contract. Article 13 – Severability The invalidity or unenforceability of any provision of these Terms shall not affect the validity or enforceability of any other provision of these Terms. Any such invalid or unenforceable provision shall be replaced or be deemed to be replaced by a provision that is considered to be valid and enforceable and which interpretation shall be as close as possible to the intent of the invalid or unenforceable provision. Article 14 – Assignment The rights and obligations of the Customer under a Contract are personal to the Customer and the Customer may not assign, sub-contract, transfer or dispose of any of its rights and obligations under this Contract, either in whole or in part, without the prior written consent of TomTom. TomTom may assign, sub-contract, transfer or dispose of any of its rights and obligations under a Contract, either in whole or in part, to any of its Group Companies. Article 15 – Waiver The rights of either Party under any Contract are without prejudice to all other rights and remedies available to either Party and no failure or delay by either Party to exercise any right under this Contract will operate as a waiver of such right under any Contract. Article 17 – Disputes and Governing Law Each dispute arising under the Contract shall, in first instance, be settled by the competent Court of Amsterdam, which will have exclusive jurisdiction in respect of any such disputes. The Contract is subject to Dutch law. The application of the United Nations Convention for the International Sale of Goods (CISG) is excluded. Version February 2008

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 30 ANNEX VI END USER LICENSE AGREEMENT AND LIMITED WARRANTY

- 1 - This EULA applies to you if you have acquired the Software in the United States or Canada. This End-User License Agreement (“EULA”) is a legal agreement between you and TomTom Inc., United States of America (TomTom). You agree that this EULA is enforceable like any written negotiated agreement signed by you. This EULA applies to (the use of) TomTom software, including Internet-based services, and all contents and contents programs offered by TomTom (“Software”). Please read this EULA carefully. By using all or any portion of the Software you accept all the terms and conditions of this EULA. Breaking the seal of a cd-rom, floppy disc, memory card or any other media, and pressing the “I agree” button for a download of any Software, updates, upgrades or supplements is considered use of the Software. If you do not agree to the terms of this EULA, you are not entitled to use the Software and you must press the “Cancel” button to decline the download. If you have already paid for the Software you may obtain a refund of the purchase price provided that you do not use the Software. 1) GRANT OF LICENSE: This EULA grants a license (“License”) that permits you to use the Software, provided that Software that is combined with a hardware device is only combined with one hardware device at any time. This License is non-exclusive and non-transferable. This License does not grant any rights to obtaining future upgrades, updates or supplements of the Software. If upgrades, updates or supplements of the Software are obtained, however, the use of such upgrades or updates is governed by this EULA and any amendments to it unless other terms accompany the upgrades, updates or supplements in which case those terms apply. 2) COPYRIGHT: Copyright and other intellectual, industrial and/or proprietary rights to the Software and to any copies that you may make are owned by TomTom and/or its suppliers. TomTom permits you to use the Software only in accordance with the terms of this EULA. All rights not specifically granted in this EULA are reserved by TomTom. You may either (a) make one copy of the Software solely for backup or archival purposes, or (b) transfer the Software to a single medium, provided you keep the original solely for backup or archival purposes. You may not copy the product manual(s) or written materials accompanying the Software, except for own use. You only become the owner of the material data carrier, if any, and you do not acquire ownership of the Software. 3) OTHER RESTRICTIONS: Renting, lending, public presentation, performance or broadcasting or any other kind of distribution of the Software is prohibited. Other than as permitted by applicable legislation, you will not, an will not allow any other person to, modify the Software or any part thereof, to analyze it by means of reverse engineering, to decompile or disassemble the Software, or to make products derived from it.

- 2 - 4) CONFIDENTIALITY: You acknowledge and agree that the Software was developed at considerable time and expense by TomTom and is confidential to and a trade secret of TomTom and/or third parties. You agree to maintain the Software in strict confidence and not to disclose or provide access thereto to any person. 5) THIRD PARTY SOFTWARE LICENSES: TomTom products may make use of third party software. Notwithstanding clauses 2, 3 and 4, use of some third party materials included in the Software may be subject to other terms and conditions. The official copyright notices and specific license conditions of these third party software codes and algorithms are to be found via http://www.tomtom.com. You hereby agree to the terms and conditions for such third party software. 6) LIMITED WARRANTY: a) TomTom does not and cannot warrant that the Software operate error-free. You should be particularly aware of the fact that calculation errors may occur when using Software for instance caused by local environmental conditions and/or incomplete data. b) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TOMTOM AND ITS SUPPLIERS PROVIDE THE SOFTWARE “AS IS AND WITH ALL FAULTS”, AND HEREBY DISCLAIM ALL OTHER WARRANTIES AND CONDITIONS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY (IF ANY) IMPLIED WARRANTIES, DUTIES OR CONDITIONS OF: MERCHANTABILITY, NON-INFRINGEMENT, QUIET ENJOYMENT, SYSTEM INTEGRATION, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, RELIABILITY OR AVAILABILITY, ACCURACY OR COMPLETENESS OF RESPONSES, RESULTS, WORKMANLIKE EFFORT, LACK OF VIRUSES, AND REASONABLE CARE AND SKILL, ALL WITH REGARD TO THE SOFTWARE, AND THE PROVISION OF OR FAILURE TO PROVIDE SUPPORT OR OTHER SERVICES, INFORMATION, SOFTWARE, AND RELATED CONTENT THROUGH THE SOFTWARE OR OTHERWISE ARISING OUT OF THE USE OF THE SOFTWARE. This exclusion does not apply to (i) any implied condition as to title and (ii) any implied warranty as to conformity with description. If applicable law requires any implied warranties with respect to the Software, all such warranties are limited in duration to ninety (90) days. Some states and/or jurisdictions do not allow limitations on how long an implied warranty lasts, so the above may not apply to you. c) This Limited Warranty is the only express warranty made to you and is provided in lieu of any other express warranties or similar obligations (if any) created by any advertising documentation, packaging, or other communications. 7) LIMITATION OF LIABILITY: a) NEITHER TOMTOM NOR ITS SUPPLIERS SHALL BE LIABLE TO YOU OR TO ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR EXEMPLARY DAMAGES (INCLUDING IN EACH CASE, BUT NOT LIMITED TO, DAMAGES FOR THE INABILITY TO USE ANY THIRD PARTY EQUIPMENT OR ACCESS DATA, LOSS OF DATA, LOSS OF BUSINESS, LOSS OF PROFITS, BUSINESS INTERRUPTION OR THE LIKE) ARISING OUT OF THE USE OF OR INABILITY TO USE THE

- 3 - SOFTWARE EVEN IF TOMTOM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. b) NOTWITHSTANDING ANY DAMAGES THAT YOU MIGHT INCUR FOR ANY REASON WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ALL DAMAGES REFERENCED HEREIN AND ALL DIRECT OR GENERAL DAMAGES IN CONTRACT OR ANYTHING ELSE), THE ENTIRE LIABILITY OF TOMTOM AND ANY OF ITS SUPPLIERS ARISING FROM OR RELATED TO THIS EULA, SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY YOU FOR THE SOFTWARE. c) Notwithstanding clauses 7(a) and (b), or anything else contained in this EULA, neither party’s liability for death or personal injury resulting from its own negligence shall be limited. d) Some states and/or jurisdictions do not allow the exclusion or limitation of incidental or consequential damages, so the above limitations or exclusions may not apply to you. 8) TERMINATION: Without prejudice to any other rights, TomTom may immediately terminate this EULA if you fail to comply with any of its terms and conditions. In such event, you must destroy all copies of the Software and all of its component parts. The following provisions of this EULA will survive termination, will remain in effect after termination of this EULA: Sections 3, 4, 6, 7, 8, 9, 11, 12, and 13. TomTom reserves the right, with or without notice, to discontinue update, upgrade and supplement services provided to you or made available to you through the use of the Software. 9) LINKS TO THIRD PARTY SITES: TomTom is not responsible for the contents of any third-party sites or services, any links contained in third-party sites or services, or any changes or updates to third-party sites or services. TomTom is providing these links and access to third-party sites and services to you only as a convenience, and the inclusion of any link or access does not imply an endorsement by TomTom of the third-party site or service. 10) THIRD PARTY RIGHTS: A party which is not a party to this EULA has no rights under applicable legislation in relation to the rights of third parties to rely upon or enforce any term of this EULA but that does not affect any right or remedy of a third party which exists or is available apart from such applicable legislation. 11) ENTIRE AGREEMENT: This EULA (including any addendum or amendment to it which may be supplied with the Software), if applicable, and any other terms and conditions, if applicable, is the entire agreement between you and TomTom relating to the Software and the support services (if any) and they supersede all prior or contemporaneous oral or written communications, proposals and representations with respect to the Software or any other subject matter covered by this EULA. To the extent that the terms of any TomTom policies or programs for support services conflict with the terms of this EULA, the terms of this EULA shall govern. If any provision of this EULA is held to be void, invalid, unenforceable or illegal, the other provisions shall continue in full force and effect.

- 4 - 12) TRANSLATIONS: The English version of this EULA is the controlling version. Any translations are provided for convenience only. 13) GOVERNING LAW: This EULA and any disputes related to this EULA or to the use of the Software or otherwise are subject to Massachusetts law, without giving effect to any principles that may provide for application of the law of another jurisdiction. The United Nations Convention on Contracts for the International Sales of Goods is hereby excluded from application to this EULA. All disputes arising out of this EULA shall be settled in the federal or state courts located in Boston, Massachusetts, which will have exclusive jurisdiction in respect of any such disputes. Should you have any questions concerning this EULA, or if you desire to contact TomTom for any reason, please visit TomTom on the World Wide Web at http://www.tomtom.com

HW Limited Warranty 2007 - 1 - TomTom Limited Warranty WARRANTOR U.S. and Canadian Purchases: If you have made your purchase in the United States or Canada, this Limited Warranty is granted by and this Limitation of Liability is stipulated for the benefit of TomTom Inc., 150 Baker Avenue Extension, Concord Massachusetts 01742 (United States of America). WHAT THIS WARRANTY COVERS 1) TomTom Inc. (“TomTom”) warrants to the original purchaser (“you”) of the hardware with which this Limited Warranty is included (“Hardware”) that the Hardware will be free from defects in workmanship and materials under normal use (“Defects”) for a period of one (1) year from the date that the Hardware was first purchased by you (“Warranty Period”). During the Warranty Period the Hardware will be repaired or replaced at TomTom’s choice (“Limited Warranty”) without charge to you for either parts or labour. This Limited Warranty covers the replacement of the Hardware only. If the Hardware is repaired after the Warranty Period has expired, the Warranty Period for the repair will expire six (6) months after the date of repair. WHAT THIS WARRANTY DOES NOT COVER 2) The Limited Warranty does not apply to normal wear and tear, does not apply when the Hardware is opened or repaired by someone not authorized by TomTom and does not cover repair or replacement of any Hardware or part thereof damaged by: misuse, moisture, liquids, proximity or exposure to heat and accident, abuse, non- compliance with the instructions supplied with the Hardware, neglect or misapplication. The Limited Warranty does not cover physical damage to the surface of the Hardware. This Limited Warranty does not cover any software that may accompany or be installed on the Hardware. The Limited Warranty does not cover the installation, removal or maintenance of the Hardware or any costs related herewith. HOW TO MAKE A WARRANTY CLAIM 3) In order to make a claim of a Defect, you must contact TomTom during the Warranty Period at: 1-978-287-9555 or per email via www.tomtom.com to explain the Defect and to obtain an RMA number (Return Materials Authorization) if necessary. You must return the Hardware during the Warranty Period, along with an explanation of the Defect, to the address provided to you by TomTom. If a defect arises and a valid claim under this Limited Warranty is received by TomTom after the first one hundred and eighty (180) days of the Warranty Period, TomTom is entitled to charge you for any reasonable shipping and handling costs made in connection with the repair or replacement of the Hardware. You must comply with any other return procedures stipulated by TomTom, if any. YOUR LEGAL RIGHTS 4) This Limited Warranty gives you specific legal rights, and you may also have other rights which vary from state to state and jurisdiction to jurisdiction.

HW Limited Warranty 2007 - 2 - 5) If any part of this Limited Warranty is held to be invalid or unenforceable, the remainder of the Limited Warranty shall nonetheless remain in full force and effect. 6) This Limited Warranty is the only express warranty made to you and is provided in lieu of any other express warranties or similar obligations (if any) created by any advertising, documentation, packaging, or other communications. 7) Except for the Limited Warranty and to the maximum extent permitted by applicable law, TomTom and its suppliers provide the Hardware “AS IS AND WITH ALL FAULTS”, and hereby disclaim all other warranties and conditions, whether express, implied or statutory, including, but not limited to, any (if any) implied warranties, duties or conditions of: merchantability, non-infringement, quiet enjoyment, system integration, satisfactory quality, fitness for a particular purpose, reliability or availability, accuracy or completeness of responses, results, workmanlike effort, lack of viruses, and reasonable care and skill, all with regard to the Hardware, and the provision of or failure to provide support or other services, information, software, and related content through the Hardware or otherwise arising out of the use of the Hardware. This exclusion does not apply to (i) any implied condition as to title and (ii) any implied warranty as to conformity with description. If applicable law requires any implied warranties with respect to the Hardware, all such warranties are limited in duration to ninety (90) days. Some states and/or jurisdictions do not allow limitations on how long an implied warranty lasts, so the above may not apply to you. 8) This Limited Warranty cannot be transferred to any other person. LIMITATION OF LIABILITY 9) Neither TomTom nor its suppliers shall be liable to you or to any third party for any indirect, incidental, consequential, special or exemplary damages (including in each case, but not limited to, damages for the inability to use the equipment or access data, loss of data, loss of business, loss of profits, business interruption or the like) arising out of the use of or inability to use the Hardware even if TomTom has been advised of the possibility of such damages. 10) Notwithstanding any damages that you might incur for any reason whatsoever (including, without limitation, all damages referenced herein and all direct or general damages in contract or anything else), the entire liability of TomTom and any of its suppliers shall be limited to the amount actually paid by you for the Hardware. 11) Notwithstanding the above, neither party’s liability for death or personal injury resulting from its own negligence shall be limited. 12) Some states and/or jurisdictions do not allow the exclusion or limitation of incidental or consequential damages, so the above limitations or exclusions may not apply to you.

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 31 ANNEX VII – SPECIFICATIONS WEBFLEET - Specifications • The TomTom WEBFLEET application is available through the TomTom website. You can access the application using any operating system (including Windows, MAC OS and Linux) and any browser that supports Flash content (including Internet Explorer, Netscape Navigator and Mozilla Firefox). Technical requirements Internet Connection min. 2 Mbit Flash Player Version 10.0.12.36 Computer hardware min. 1 GHZ CPU min. 1 GB RAM Screen resolution: 1024*768px LINK 510 - Specifications Physical characteristics Dimensions Body: 4.76 x 2.22 x 0.85 inches Body with Holder: 4.76 x 2.68 x 1.00 inches Weight and material Body: 3.1 ounces, PC/ABS Holder: 0.42 ounces, PC/ABS Environment Environmental sealing: IP20 Operating temperature: -22°F to +158°F Storage temperature: -40°F to +176°F Electrical characteristics Supply voltage 12V/24V (min. 9V to max. 30V) Current consumption At 14V: typically < 50mA At 28V: typically < 30mA Standby: typically < 1mA During data transmission 14V < 150mA 14V < 100mA Fuse Protection Operating voltage* 9V - 30V to be fused with max. 10A Ignition to be fused with max. 10A *Internally fused with 2A, fuse is not resettable or replaceable, fuse must be replaced by TomTom Business Solutions only Connectors GPS antenna SMB (male) - (Antenna female), for use with GSM antenna from TomTom Business Solutions only Supply voltage range 3.3V

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 32 Minimum antenna gain at 3V: 20dB Maximum antenna gain: 40dB Maximum noise rating: 1.5dB GSM antenna connector for external GSM antenna (optional accessory) SMB (male) - (antenna - female), for use with GSM antenna from TomTom Business Solutions only Inputs 2 x digital inputs, ignition input Output 1 x digital output CANbus: CAN H, CAN L PRO 7150 - Specifications Technical specification Battery Life Up to 3 hours autonomous operation (only applicable for non-connected devices) Bluetooth Yes, for hands-free calling Internal memory 8 GB internal flash memory Screen size 5" Screen type 16:9 Capacitive widescreen Screen resolution WQVGA (480 x 272 pixels) Device Size 5.6 inches (W) x 3.5 inches (H) x 0.74 inches (D) Device Weight 9.17 ounces Map Coverage US, Canada and Mexico Connectivity Only in combination with a TomTom LINK PRO 7150 TRUCK - Specifications Technical specification Battery Life Up to 3 hours autonomous operation (only applicable for non-connected devices) Bluetooth Yes, for hands-free calling Internal memory 8 GB internal flash memory Screen size 5" Screen type 16:9 Capacitive widescreen Screen resolution WQVGA (480 x 272 pixels) Device Size 5.6 inches (W) x 3.5 inches (H) x 0.74 inches (D) Device Weight 9.17 ounces Map Coverage US and Canada Connectivity Only in combination with a TomTom LINK

Initials LoJack Initials TomTom CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT. 33 ANNEX VIII – COBRANDING GUIDELINES LoJack may name the product or product family any of the following: • LoJack Business powered by TomTom • LoJack Asset Management powered by TomTom • Any other name mutually agreed between the Parties The Parties shall co-brand the Products with the aim of leveraging the TomTom and the LoJack brand within the Territory. Without prejudice to the foregoing sentence, TomTom and LoJack will collaborate to add the LoJack name and or logo to the PND and WEBFLEET user interfaces and their reports and use commercially reasonable efforts to add LoJack designated POI’s to the map data such as safe routes or site where vehicles were recently stolen.